UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM SB-2/A


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (AMENDMENT NO. 3)


                                NITAR TECH. CORP.
                 (Name of small business issuer in its charter)





       Delaware                        7372                     98-0476582
  ---------------------         ---------------------       ------------------
     (State or other             (Primary Standard           (I.R.S. Employer
jurisdiction of incorporation  Industrial Classification     Identification
     or organization)                Code Number)              Number)









                               LUIZ OCTAVIO BRASIL
                                    PRESIDENT
                                NITAR TECH. CORP
               3950 WORTHVIEW PLACE, MISSISSAUGA ON L5N6S7, CANADA
                  TEL: 905 824 5306 EXT. 201 FAX: 866 585 1408
           (Address and telephone number principal place of business)






                                   COPIES TO:

                                 RICHARD S. LANE
                               200 EAST 71 STREET
                               NEW YORK, NY 10021
                                  212-737-8454
           (Name, address and telephone number, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------

Title of each class of
      securities to be      Number of shares     Proposed maximum         Proposed maximum             Amount of
         Registered         to be registered    offering price per    aggregate offering price      registration fee
                                                     share (1)

TOTAL COMMON SHARES            27,308,432             $ 2.19              $ 59,805,465.12              $ 7,039.10
---------------------------------------------------------------------------------------------------------------------
Common Stock
$0.001 par value (2)            16,252,748            $ 2.19                $35,593,518                $ 4,189.36

Common Stock
$0.001 par value (3)            268,182               $ 2.19                $ 587,318.58                $ 69.13

Common Stock
$0.001 par value (4)            260,000               $ 2.19                 $ 569,400                  $ 67.02

Common Stock
$0.001 par value (5)             4,566                $ 2.19                 $ 9,999.54                  $ 1.18

Common Stock
$0.001 par value (6)           10,522,936             $ 2.19                $ 23,045,229               $ 2,712.42
                               ----------             ------                ------------               ----------


(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Pink Sheets on July, 7th 2005
(2)  Represents shares underlying standby equity distribution agreement.
(3) Represents shares of common stock issued to Cornell Capital Partners, LP as a commitment fee.
(4)  Represents shares of common stock issued to two selling shareholders.
(5)  Represents shares of common stock issued to placement agent.
(6)  Represents shares of common stock held by issuers shareholders.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                                NITAR TECH. CORP.
                              27,308,432 SHARES OF
                                  COMMON STOCK



This prospectus relates to the sale of up to an aggregate of 27,308,322 shares of common stock by the selling stockholders.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of common stock under our standby equity distribution agreement with Cornell Capital Partners, L.P. (Cornell). All costs associated with this registration will be borne by us. We have agreed to pay Cornell Capital Partners, L.P. 5% of the proceeds that we receive under the standby equity distribution agreement.

Our common stock is listed on the Pink Sheets under the symbol "NCHP." The last reported sales price per share of our common stock as reported by the NASD Pink Sheets on July 11th 2005, was $ 3.00.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the standby equity distribution agreement. Cornell Capital Partner, L.P. will pay a net purchase price of 98% the lowest volume weighted average price of our common stock as quoted on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date.

In addition to Cornell Capital Partners, L.P., Monitor Capital Inc,, and Yorkville Advisors LLC., are "underwriters" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account. Should significant changes occur at any time during the offering period, we will file a Post-Effective Amendment to this registration statement, and if such post-effective amendment does not go effective immediately, all selling activities will be suspended until such time as said post-effective amendment becomes effective. All persons to whom the prospectus has been sent will be furnished with a copy of the Post-Effective Amendment.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by Nitar Tech. Corp., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.








                 The date of this prospectus is December , 2005.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................ 5
OVERVIEW...................................................................... 5
RISK FACTORS RELATED TO OUR BUSINESS.......................................... 5
RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK................................ 6
DESCRIPTION OF BUSINESS....................................................... 8
   SYSTEM CONSULTING.......................................................... 8
   INTERNET- BASED ADMINISTRATION PRODUCT - DYNAMICHUB:....................... 8
   CONSULTING SERVICE......................................................... 9
   INTERNET-BASED ADMINISTRATION PRODUCT - DYNAMICHUB......................... 9
   INTERNET-BASED CONSUMER PRODUCT - CHOOZMAIL................................ 9
COMPETITION:..................................................................10
THE OFFERING..................................................................11
   STANDBY EQUITY DISTRIBUTION AGREEMENT......................................11
   SUMMARY CONSOLIDATED FINANCIAL INFORMATION.................................11
   FORWARD-LOOKING STATEMENTS.................................................12
   USE OF PROCEEDS............................................................12
   SELLING STOCKHOLDERS.......................................................12
   DETERMINATION OF OFFERING PRICE............................................13
STANDBY EQUITY DISTRIBUTION AGREEMENT.........................................13
   SUMMARY....................................................................13
   STANDBY EQUITY DISTRIBUTION AGREEMENT EXPLAINED............................13
   PLAN OF DISTRIBUTION.......................................................14
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................16
   GENERAL....................................................................16
   RESULTS OF OPERATIONS......................................................18
   LIQUIDITY AND CAPITAL RESOURCES............................................19
   NEED FOR ADDITIONAL FINANCING..............................................19
   USE OF ESTIMATE............................................................20
   REVENUE RECOGNITION........................................................21
   CONTROLS AND PROCEDURES....................................................22
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..................22
   FAMILY RELATIONSHIPS.......................................................23
   EXECUTIVE COMPENSATION.....................................................23
   BOARD COMPENSATION.........................................................23
   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................23
DESCRIPTION OF THE SECURITIES.................................................24
   MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS...................24
   HOLDERS....................................................................24
   PENNY STOCK CONSIDERATIONS.................................................24
   DIVIDENDS..................................................................25
   DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
        SECURITIES ACT LIABILITIES............................................25
LEGAL MATTERS.................................................................25
INTEREST OF NAMED EXPERTS AND COUNSEL.........................................25
AVAILABLE INFORMATION.........................................................26
CONSOLIDATED BALANCE SHEETS OCTOBER 31, 2005, AND JULY 31, 2004...............27
   CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS.............................28
   CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS.............................29
   NOTES TO THE FINANCIAL STATEMENTS..........................................30
   REPORT OF INDEPENDENT  REGISTERED  PUBLIC ACCOUNTING FIRM..................32
CONSOLIDATED BALANCE SHEETS JULY 31, 2005 AND 2004............................33
   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY............................34
   CONSOLIDATED STATEMENTS OF OPERATIONS......................................35
   CONSOLIDATED STATEMENTS OF CASH FLOWS......................................36
   NOTES TO THE FINANCIAL STATEMENTS..........................................37
PROSPECTUS....................................................................45
INFORMATION NOT REQUIRED IN PROSPECTUS........................................45
   INDEMNIFICATION OF DIRECTORS AND OFFICERS..................................45
   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION................................45
   RECENT SALES OF UNREGISTERED SECURITIES....................................45
   EXHIBITS...................................................................46
   UNDERTAKINGS...............................................................46
SIGNATURES....................................................................48
INDEPENDENT AUDITORS' CONSENT.................................................52

As used in this prospectus, the terms "we," "us," "our," "the Company", and "Nitar" mean Nitar Tech. Corp., a Delaware corporation. The term "selling stockholders" means Cornell Capital Partners, L.P., Monitor Capital Inc., Richard S. Lane, and Industrial Consultants, Inc. that are offering to sell their shares of Nitar common stock which are being registered through this prospectus. The term "common stock" means our common stock, par value US$0.001 per share, and the term "shares" means the shares of common stock being registered by us through this prospectus.

PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

OVERVIEW

Nitar Tech. Corp is a Delaware corporation. Our principal executive offices are located at 3950 Worthview Place, Mississauga, Ontario, Canada L5N 6S7,
Telephone: 905-824-5306.

Nitar has three (3) lines of Business, "System Consulting" (customized software design, development, testing and implementation), "Internet-Based Consumer Product - choozmail and Internet-Based Administration Product - DynamicHub".

System Consulting includes the design, development (coding of programs), testing (Quality Assurance) and, ultimately, implementation (system deployment). This service is retained in an hourly basis

Internet-Based Consumer Product - choozmail is an Internet-based communication system (e-mail, chat and VoIP) that provides parents and guardians with the ability to track and/or monitor children's communications through the Internet. choozmail is Nitar's latest product is fully-developed, implemented and tested.

DynamicHub is a web administration suite of products to assist businesses with the management of their Internet application (e-commerce/web site) solutions.

On July 22, 2004 Nitar entered into an agreement with Labtech Systems Inc. ("Labtech", a Canadian Corporation) whereby Nitar exchanged 7,030,000 of its shares for all of Labtech's issued and outstanding stock. As part of this agreement Labtech transferred and assigned to Nitar all of its products and services.

In July 2005, we entered into a standby equity distribution agreement with Cornell Capital Partners, L.P. Pursuant to the standby equity distribution agreement, we may, at our discretion, periodically sell to Cornell Capital Partners, L.P., shares of common stock for a total purchase price of up to $35,000,000 over a 24-month period.

RISK FACTORS RELATED TO OUR BUSINESS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock. All material risks are discussed in this section.

A SIGNIFICANT PART OF OUR REVENUE ORIGINATES FROM CUSTOMIZED SOFTWARE DESIGN, DEVELOPMENT, TESTING AND IMPLEMENTATION "SYSTEM CONSULTING". We depend on third party specialist (software developers, testers, implementers and documenters) for System Consulting making this line of business vulnerable to market pressures such as hourly rate increases and/or shortage of third party specialist (consultants). This could affect our ability to obtain new System Consulting work

OUR CORE BUSINESS FOCUS HAS CHANGED FROM SYSTEM CONSULTING TO THE MARKETING AND SALES OF CHOOZMAIL. This change in focus could limit our ability to maintain our project managers up-to-date with new technologies and trends (new development cycles, systems environments and methodologies). This could affect our ability to obtain new System Consulting work.

THERE ARE SEVERAL OTHER APPLICATIONS THAT DIRECTLY COMPETES WITH DYNAMICHUB. Web site content management has become important to companies and many established ASP (Application Service Providers) are offering similar products to DynamicHub. The principal competitors are Ektron CMS400.NET, SiteRefresh and SandBox. These could force the reduction of our licence fees (monthly fee paid by our customers for each module of DynamicHub subscribed to) thereby decreasing our total revenue.

NITAR DOES NOT PRESENTLY HAVE THE FUNDS TO MASS MARKET AND PROMOTE CHOOZMAIL. These funds will have to come through Cornell's equity funding or through bulk sales to large corporations and associations. If the agreement with Cornell Capital Partners, L.P., is canceled we will not have the funds to proceed with the mass marketing of choozmail.

NO MARKETING CAMPAIGN HAS BEEN MADE TO MAKE THE PUBLIC AWARE OF CHOOZMAIL. Without a nationwide campaign (television, Newspaper, and radio) we will not obtain sufficient numbers of paying subscriber to achieve our business plan.

OUR HARDWARE INFRASTRUCTURE ONLY HAS THE CAPABILITY FOR THE TESTING PHASE OF CHOOZMAIL WITH 50,000 SUBSCRIBERS. We will need to upgrade our hardware infrastructure (servers, data storage, and network capability) before we launch a nationwide marketing campaign. Currently we do not have the funds to upgrade our infrastructure.

NO REVENUE HAS YET TO BE REALIZED THROUGH THE SALE OF CHOOZMAIL SUBSCRIPTIONS. If the marketing and sales strategies of choozmail does not fully materialize a substantial portion of our revenue forecast will not be met. This could inhibit our ability to achieve our business plan.

BECAUSE WE ARE CURRENTLY OPERATING AT A BREAK EVEN CASH FLOW, AN INVESTOR CANNOT DETERMINE IF WE WILL EVER BECOME PROFITABLE. The net operating results for Nitar Tech Corp. for the fiscal year 2005 was a net loss of $105,790; for the fiscal year 2004, a net gain of $38,811 was achieved. For the three months ended October 31, 2005, the net loss was $36,569 and for the three months ended October 31, 2004, the net loss was $31,359.

OUR CURRENT FUNDS ARE LIMITED. Without the implementation of the equity funding being provided by Cornell Capital Partners L.P., we can sustain our business at current level for up to a year. With the funds we will launch the nationwide marketing campaign of choozmail generating revenue from choozmail.

OUR BUSINESS DEVELOPMENT IS CONTINGENT UPON RAISING DEBT OR EQUITY FINANCING. Other than this offering, which may not be successful, we have no sources of funding identified. Accordingly, the proposed business plans described in this report may not either materialize or prove successful. Also, you have no basis upon which to judge our ability to develop our business and you will be unable to forecast our future growth.

CHOOZMAIL MAY HAVE FUTURE COMPETITION FROM ESTABLISHED EMAIL PROVIDERS. Our studies have not found any substantial email provider with the same rules-based parental control features that choozmail has (http://www.NitarTech.com/Paid_email_comparison-3.htm). Any company with a large established subscription base and a willingness to invest the resources (manpower and time) for R&D to update or develop their email system to the same specifications of choozmail could limit the potential number of new subscribers to choozmail.

NITAR WILL NO LONGER PURSUE THE PATENT FOR CHOOZMAIL TECHNOLOGY. After consulting with our patent attorney it was decided that the technology (set of programs or instructions that performs a specific task) used in choozmail (internet, email and instant messaging) will be difficult patent due to the fact that these technologies are common and used world wide. As to this date we were not notified or are aware of any patent infringement.

CHOOZMAIL DIRECT SALES STRATEGY MAY NOT BE SUCCESSFUL. In the event that our team of VARs (Value Added Resellers) are unable to convince mid to large size organizations, corporations and associations of the benefits of offering choozmail to their employees, customers or associates a portion of our revenue forecast will not be met. This could inhibit our ability to achieve our business plan.

FEW KEY PERSONNEL RETAIN THE TECHNICAL KNOW-HOW AND EXPERIENCE REGARDING CHOOZMAIL.
choozmail was designed by two key technicians (Luiz Brasil and Jose Gustavo Brasil). Both are major shareholders and directors of Nitar. If they dissociate themselves from Nitar before any other technicians gain the know-how of choozmail's underlying technology there could be a slow down in any future upgrades to the systems.

CHOOZMAIL DEPENDS ON THE INTERNET (WORLD WIDE WEB) TO MAINTAIN CURRENT CAPACITY. A severe and prolonged Internet failure could cause a decrease in Internet traffic and loss of revenue through new and renewals subscriptions of choozmail.

WE HAVE NO ANALYST COVERAGE OF OUR SECURITIES. The lack of analyst reports about our stock may make it difficult for potential investors to make decisions about whether to purchase our stock and may make it less likely that investors will purchase our stock. We cannot assure you that our trading volume will increase, or that our historically light trading volume or any trading volume whatsoever will be sustained in the future. Therefore, we cannot assure you that our shareholders will be able to sell their shares of our common stock at the time or at the price that they desire, or at all.

RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

OUR OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS CAN EXERT CONTROL OVER MATTERS REQUIRING STOCKHOLDER APPROVAL.
Our executive officers and directors, and the holders of 5% or more of our outstanding common stock beneficially own approximately 62 % of our outstanding common stock. These individuals will be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control and may make some transactions more difficult or impossible without the support of these stockholders. We do not have an audit or compensation committee as these functions are currently performed by the board of directors as a whole. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

CORNELL CAPITAL PARTNERS, L.P., WILL PAY LESS THAN THE MARKET PRICE AND WILL HAVE AN INCENTIVE TO SELL ITS SHARES, WHICH MAY CAUSE OUR STOCK PRICE TO DECLINE. Cornell Capital Partners, L.P., will purchase shares of our common stock pursuant to the Equity Distribution Agreement at a purchase price that is less than the then prevailing market price of our common stock. Cornell Capital Partners, L.P., will have an incentive to immediately sell any shares of our common stock that it purchases pursuant to the Equity Distribution Agreement to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

Cornell Capital Partners, L.P., is deemed to beneficially own the shares of common stock corresponding to a particular advance on the date that we deliver an advance notice to Cornell Capital Partners, L.P., which is prior to the date the stock is delivered to Cornell Capital Partners, L.P. Cornell Capital Partners, L.P., may sell such shares any time after we deliver an advance notice. Accordingly, Cornell Capital Partners may sell such shares during the pricing period. Such sales may cause our stock price to decline.

IF THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET THIS COULD CAUSE OUR STOCK PRICE TO decline. The selling stockholders intend to sell in the public market up to 15,980,000 shares of common stock being registered in this offering. Such sales may cause our stock price to decline. A total of 6,300,000 shares of officers, directors and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and Rule 144 regulations. Rule 144 applies to corporate insiders and buyers of private placement securities that were not sold under SEC registration statement requirements. Corporate insiders are officers, directors, or anyone else owning more than 10% of the outstanding company securities. Stock either acquired through compensation arrangements or open market purchases is considered restricted for as long as the insider is affiliated with the company. Insider may only sell under the Rule 144 in any three-month period an amount equal to the greater of 1% of the outstanding shares of the issuer or the previous four-week period's average weekly trading volume of the issuer's securities. The sale must also be through a broker or market. As a result of these restrictions under Rule 144, the sale of our common stock by affiliates pursuant to Rule 144 may be difficult if no trading market develops in the common stock. Rule 144 also requires persons holding restricted securities to hold the shares for at least one year prior to sale. Notwithstanding the foregoing, any sales under Rule 144 could negatively affect the public market for our shares, which would then have a negative effect on the amount of funds available to us in connection with the Standby Equity Distribution, thereby reducing funds available to us for operations.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHERS IN THIS OFFERING. The price in this offering will fluctuate based on the prevailing market price of the common stock. Accordingly, the price the public pays for shares in this offering may be higher or lower than the prices paid by others participating in this offering.

WE WILL NOT BE ABLE TO OBTAIN A CASH ADVANCE UNDER THE EQUITY DISTRIBUTION AGREEMENT IF CORNELL PAPITAL PARTNERS, L.P., HOLDS MORE THAN 9.9% OF OUR COMMON STOCK. In the event Cornell Capital Partners, L.P., holds more than 9.9% of our then-outstanding common stock, we will be unable to obtain a cash advance under the Equity Distribution Agreement.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY DISTRIBUTION AGREEMENT WHEN NEEDED DUE TO A DECREASED MARKET PRICE OF OUR STOCK. This SB-2 filing limits the number of shares we may sell to Cornell Capital Partners, L.P., to 16,252,748 shares. At the current market price, we will not be able to obtain the maximum $35,000,000 (less 5% retainage "commitment fee") under the Equity Distribution Agreement. Specifically, if the lowest volume weighted average price of our stock remains below $2.19, we will not be able to access the maximum amount.

SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY DISTRIBUTION AGREEMENT. The sale of shares pursuant to the Equity Distribution Agreement will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Equity Distribution Agreement. If our stock price is lower, then our existing stockholders would experience greater dilution.

WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE., in order to provide funds for use in the operation and expansion of our business and for further research and development, accordingly. Investors must look solely to appreciation in the market price of the shares of our common stock to obtain a return on their investment.

NITAR SHARES ARE CONSIDERED "PENNY STOCK". Penny Stock generally refers to low-priced (below $5), speculative securities of very small companies. SEC rules require that Broker-Dealers to first approve the customer for the transaction and receive from the customer a written agreement to the transaction. The Broker-Dealers must FURNISH THE CUSTOMER A DOCUMENT describing the risks of investing in penny stocks. The Broker-Dealers must tell the customer the current market quotation, if any, for the penny stock and the compensation the Broker-Dealers and its broker will receive for the trade. Finally, the Broker-Dealers must send monthly account statements showing the market value of each penny stock held in the customer's account. The Broker-Dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

DESCRIPTION OF BUSINESS

Nitar Tech. Corp. is a Delaware corporation organized January 12, 2004.

From 1995 to the end of December 1999 Luiz O. Brasil and Jose Gustavo Brasil operated Labtech Systems as sole proprietors developing Internet Technology to enhance productivity for various clients. In January 2000 Luiz and Gustavo Brasil jointly transferred their Technology into Labtech Systems Inc., a corporation registered in the Province of Ontario, Canada. By December of 2003 Labtech had two (2) lines of business operational; System Consulting (Customized Software Design, Development) and an Internet Based Administration Product - DynamicHub, a web administration suite of products to assist businesses with the management of their Internet application (e-commerce/web site) solutions. Since 2001, Labtech has designed, developed, tested, and implemented choozmail. Currently over 30,000 nonpaying subscribers have been beta testing choozmail.

On July 22, 2004, Nitar entered into an agreement with Labtech whereby Nitar exchanged 7,030,000 of its shares for all of Labtech's issued and outstanding stock. As part of this agreement Labtech transferred and assigned to Nitar all of its products and existing consulting contracts.

Currently Nitar's sources of revenue are "System Consulting" (customized software design) and "DyanmicHub" a web administration suite of products.

PRODUCTS & SERVICES:

SYSTEMS CONSULTING
Systems Consulting includes the design, development (coding of programs), testing (Quality Assurance) and, ultimately, implementation (system deployment). This service is retained in an hourly basis. No two services are the same; usual variables include complexity, technology involved, time and resource availability and location of the implementation (travel). Nitar may retain third party specialists (system analysts, integrators and programmers) for a fixed time and rate in accordance with each consulting project plan. Systems Consulting agreements have always been verbal and represents approximately 76% and 40% of our total revenue for the years ending 2005 and 2004. These are our primary current and past clients of our Systems Consulting; Degama Systems, Amberdon Consulting, Budget Rent-a-Car, Park and Fly, Laird Technologies, Progress Corporation and Industrial Consulting. Currently two of NITAR's project managers are assigned to Systems Consulting.

INTERNET- BASED ADMINISTRATION PRODUCT - DYNAMICHUB:
DynamicHub is a suite of 13 Internet-based ASP (Application Service Provider) modules that can be integrated to a client's existing web site or e-commerce facility to enhance administration functions such as content management, product sales and customer service. In an ASP environment, clients "lease" on a monthly basis only the modules of DynamicHub that they need. The ASP business module enables companies to rent an application instead of having to purchase or develop it,
 DyanmicHub suite of products:
     1. Customized Updateable Pages - Authorized user can change text (content) and images on web pages any time, online in real time.
     2. Announcement Pages - Inform web visitors what's new, e.g. today's special item(s) for sale.
     3. eDialog - Enables online help-desk, customer support, i.e. manage visitors inquiries and the client staff's responses.
     4. ePopUp/Quick Poll - Enable client to have pop up/down windows (small windows that are opens when users arrives "pop up" or leaves "pop down") these windows can also be used as online surveys .
     5. eNewsletter - Enable clients to create, manage send internet based newsletters (emails) to register subscribers.
     6. eStore - Enable the client to sell through the internet (eCommerce) , "eStore" is composed of a shopping basket, seasonal pricing, sales reports and purchase orders for suppliers.
     7. eCatalogue - Enable the client to display all there products and services page by page and add or delete them instantly, all real time.
     8. ePurchase - Enable the client to offer third party secure credit card transactions to the user.
     9. eAffiliate - Enable the client to track sales through affiliates (re-seller). Complete with commission calculation and management reports.

     10. Adtracker - Enable the client to track results of your offline and online marketing campaigns and redirects your visitors to any part of the clients web sites.
     11. eArticles - Enable client to authorize writers/editors to remotely publish articles to the clients web site, again, in real time.
     12.  eRelationship - Clients web site can be a portal to other businesses.
     13. eBanner - Enable clients to manage and control web site advertisement banners.

All DynamicHub modules are ready-to-use. Clients are responsible for the customization; uploading and maintaining their individual content (images, links and text). DynamicHub represents approximately 24% and 60% of our total revenue for the years ending 2005 and 2004.

INTERNET-BASED CONSUMER PRODUCT - CHOOZMAIL:
choozmail is an Internet-based application that provides communication services such as email, Instant Messaging (chat) and VoIP (Voice over Internet) to subscribers.

A key feature of choozmail is the rules-based parental controls. The Administrator (parent or guardian) is able to define and establish rules that become applicable to any common accounts (children). These rules can be customized for each common account, depending on the age, cultural background or even life experience of each child. These rules may be based upon the content of the message, the message subject or by the sender's name or address. The Administrator can determine what actions will be taken if any rule for any common accounts is broken. For email, there are three actions:
1) Block the email which prevents the common account from receiving the email;
2) Send a copy of the email to the Administrator at the same time that the common account receives the email; and, 3) Redirect the email to the Administrator who then has the ability to either approve it (deliver to the common account) or delete it.

Two actions can be taken for instant messaging (chat):
     1) Send the Administrator an email informing the content of the message and who the common account (child) was chatting with; and,
     2) Send the Administrator an email every time the common account (child) is chatting with a new user (friend).

All of this may be done by the Administrator from any location in the world as long as there is access to an Internet-based computer. The parental controls, while powerful are non-invasive; children need never know their emails and chat are being monitored.

Further, choozmail uses "positive response technology" to control computer-generated spam (unsolicited email). When an email is sent to a subscriber, choozmail first checks to see if the sender is in the subscriber's address book. If the sender is not found, an email is sent back to the original address with directions which must be followed by the sender to confirm the email is not Spam. This is only done the first time the sender sends an email to the subscriber; if the directions are followed correctly the sender will be placed into the subscriber's address book preventing this check from occurring again.

A subscription to choozmail provides other services besides email and chat; these services include: choozAlbum (online photo album); choozFile (virtual disk storage); and, VoIP. Each common account can have access, if permitted by the Administrator, to any of these services.
No revenue has yet been realized with choozmail. Paid subscriptions of choozmail will commence when funds are available for the nation wide marketing campaign (television, Newspaper, and radio) for choozmail.

PRODUCT AND SERVICE DISTRIBUTION:

CONSULTING SERVICE
Growth in this area will come from new business from past clients and referrals. Our services are quoted in an hourly basis plus material (travel, third party software and hardware).

INTERNET-BASED ADMINISTRATION PRODUCT - DYNAMICHUB
DynamicHub is sold only in ASP (Application Service Provider) model. Clients pay a monthly license fee calculated by adding the license of the modules of DynamicHub that they utilize and the volume of utilization of each module. Growth in this area will come from new business from existing clients and referrals.

INTERNET-BASED CONSUMER PRODUCT - CHOOZMAIL
Infomercial (DRTV - Direct Response Television Commercial)
In April 2005, Nitar retained the services of TVA Productions and Clearvision Inc., dba businessnewswire.com through Marketing Solutions Ltd. of Toronto, NITAR's Agency of Record (AOR), to produce and air an Infomercial (DRTV - Direct Response Television Commercial). This contract will become effective when funds become available to NITAR. Its duration is for 24 months at a total cost of 2.5 million dollars. This contract has been filed as an exhibit to this filing. This infomercial campaign will address the dangers that email and chat communications pose to children of all ages and will clearly demonstrate that today, parents can do little to control or alleviate these risks. For more information visit www.safekids.com/child_safety.htm.

The primary infomercial will be 28 minutes and 30 seconds in duration also other shorter versions will be made available and aired nationally on an ongoing basis. Further, to support this brand-building campaign, we anticipate other media to be utilized to maximize choozmail exposure. This may include, but not be limited to, radio, out-of-home (outdoor), magazine and Internet advertising.

Internet-Based Consumer Product - choozmail Direct Sales:
choozmail will be offered by Nitar's Value-Added Resellers (VAR) to corporations, associations and retail outlets. Our strategy for corporations will be to sell them on the following opportunities: Employee & client gifts; and, consumer product value-added incentives

Corporations can purchase a 12-month choozmail subscription for their employees and clients either as an employee benefit or subsidized value add. Subscription renewals can be re-gifted by the corporation or the subscriber can renew directly on the choozmail web site.

Our strategy for associations will be to sell them on the following opportunities: Fund raising opportunities: client gifts; value-added membership benefits; and program enhancement.

choozmail will be offered to this type of association as a means to increase their revenue. For every sale generated, Nitar will pay a commission (a percentage of the total resale price to a maximum of 10% of our retail price). Member-based associations can offer their members CHOOZMAIL subscription with discounts (10% off retail price) to generate new membership and to retain existing members. We will propose that they offer choozmail subscriptions as a value-added benefit to their consumers.

Our strategy for Retailers will be to sell them on the following opportunity:
Retailers will be approached to inventory choozmail product brochures in their retail outlets. This brochure will provide the means to enable a consumer to subscribe for a 30 day free trial after which they must subscribe for a full year at the resale price to maintain their choozmail subscription. Once the consumer has purchased their subscription, the retailer will be paid based on the agreed upon commission. Choozmail direct sales force is currently comprised of four (4) Value-Added Resellers for North America and one (1) for India and one (1) for Brazil. All VAR agreements have been filed as exhibits to this filing.

Each Value Added Reseller has their own dedicated people to support their initiatives. choozmail has no associated business risk with either the VAR's or our customers since the VAR's pre-purchase the choozmail product from Nitar.

Nitar identified markets in Brazil and India as future areas of serious growth for choozmail subscriptions (According to Computer Industry Almanac (CIA) in 2004 stated that Brazil has a population of 186.11 million; with 22.32 million INTERNET Users, 11.52 of whom are Active users; India has a population of 1.08 billion and 36.67 million INTERNET Users - Active Users are unknown. Further, usage growth from 2000 - 2005 as stated by Miniwatts International, LLC in July 23, 2005 represent 277.1% and 183.2% by the respective geographic areas. In comparison, growth in North America for the same period was 106.7%). To pursue these markets, two value added license agreements were negotiated and signed.

     1. On July 1st, 2004, Nitar entered into an agreement with Conecte Educacao of Sao Paulo, Brazil. This agreement gives exclusive rights to Conecte Educacao to offer CHOOZMAIL to the expanding Brazilian market.
     2. On November 16th, 2004, Nitar entered into another agreement with CHOOZMAIL Infonet Pvt. Ltd. out of Ahmedabad-Guj, India (licensee). This agreement gives exclusive rights to Infonet Pvt. Ltd to offer choozmail to the rapidly growing Indian market.

COMPETITION:

CONSULTING LINE OF BUSINESS.
There are many competitors for our consulting line of business, from individual software developers to large multi-nationals corporations. Further, companies may decide to develop and maintain their systems using their own staff (in-house system development). To compete with these companies we rely on referral from existing and past clients

DYNAMICHUB.
There are several companies that that offers similar product as DynamicHub. To compete with these products we rely on referral from existing and past clients. Some of our established competitors are www.Ektron.com, www.RefreshSoftware.com, www.yourwebdepartment.com, www.vignette.com, www.globalscape.com and www.octane8.com.

CHOOZMAIL
Our studies have not found any substantial email provider with the same rules-based parental control features that choozmail has (www.NitarTech.com/Paid_email_comparison-3.htm). We will maintain a competitive edge with mass marketing campaigns mainly through Television Commercial and News Papers.

THE OFFERING

Common stock offered by the selling stockholders of up to 27,308,432 shares, based on current market prices which includes 16,252,748 shares of common stock to be issued under the standby equity distribution agreement and 4,566 shares to be issued to the placement agent, 268,182 issued to Cornell Capital Partners, L.P., 260,000 issued to two selling shareholders, and 10,522,936 held by issuers shareholders. The market price of our common stock on July 11th 2005 was $3.00. In the event that we draw $500,000 under the standby equity distribution agreement, which is the maximum permitted advance within a five day period, we would be required to issue 170,068 shares of common stock upon the draw down based on a conversion price of $2.94, which is 98% of the market price of our stock as defined in the agreement.

Common stock to be outstanding after the offering would be 27,308,432 shares

Use of proceeds: We will not receive any proceeds from the sale of the common stock by the selling stockholders. We will receive proceeds from the sale of our common stock pursuant to the equity distribution agreement. See "Use of Proceeds" for a complete description.

The company's stock is quoted on the Pink Sheets under the symbol NCHP.

The above information is based on 11,055,684 shares of common stock outstanding as of June 24, 2005 these shares are being registered in this offering.

STANDBY EQUITY DISTRIBUTION AGREEMENT
In July 2005, we entered into a standby equity distribution agreement with Cornell Capital Partners, L.P. Pursuant to the standby equity distribution agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $35,000,000. For each share of common stock purchased under the standby equity distribution agreement, Cornell Capital Partners, L.P., will pay 98% of the lowest volume weighted average price of the our common stock as quoted on the , Over-the-Counter Bulletin Board, or any other principal market on which our common stock is traded for the five days immediately following the notice date. Cornell Capital Partners, L.P., is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged Monitor Capital Inc., a registered broker-dealer, to advise us in connection with the standby equity distribution agreement. For its services, Monitor Capital Inc. will receive 4,566 shares of our common stock. We are registering 4,566 shares in this offering which may be issued under the standby equity distribution agreement. Yorkville Advisors, LLC and Monitor Capital Inc. are both underwriters.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION
The following is a summary of our Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis" section of this prospectus as well as with our Financial Statements and the notes therewith

                                                        YEAR ENDING JULY 31,        QUARTER ENDING OCT 31,
STATEMENT OF INCOME DATA                                  2005         2004           2005          2004
------------------------                                  ----         ----           ----          ----
Total Revenue                                           285,812       162,242        82,819        28,951
Total Cost of Revenues and Operating Expenses           229,939       103,294       131,083        69,768
Net (Loss) Income                                      (105,790)       38,811       (36,569)      (31,359)
Net (Loss) Income Per Share                          $    (0.01)   $     0.01    $     0.00    $     0.00

                                                                 JULY 31,                 OCTOBER 31,
BALANCE SHEETS DATA                                        2005          2004          2005          2004
-------------------                                        ----          ----          ----          ----
Current Assets                                           15,851        16,958         7,682        15,851
Working Capital                                         (12,373)      (58,642)      (31,290)      (12,373)
Total Assets                                          1,032,472       508,195     1,036,901     1,032,472
Current Liabilities                                      28,224        75,600        38,972        28,224
Total Liabilities                                        65,604       155,927        56,153        66,604
Total Stockholders' Equity                              966,868       352,268       980,748       966,868
Total Liabilities and Stockholders' Equity            1,032,472       508,195     1,036,901     1,032,472

FORWARD-LOOKING STATEMENTS
Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(1)(C) of the Securities Act and Section 21E(b)(1)(C) provide that the safe harbor for forward looking statements does not apply to statements made by companies such as ours that issue penny stock. In addition, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS
This prospectus relates to shares of our common stock that may be offered and sold from time to time by Cornell Capital Partners, L.P. We will receive proceeds from the sale of shares of our common stock to Cornell Capital Partners, L.P. under the standby equity distribution agreement. The purchase price of the shares purchased under the equity distribution agreement will be equal to 98% of the lowest volume weighted average price of the our common stock as quoted on the on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. We have agreed to pay Cornell Capital Partners, L.P. 5% of the proceeds that we receive under the standby equity distribution agreement. We cannot draw more than $500,000 per advance.

For illustrative purposes, we have has set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the standby equity distribution agreement.

---------------------------------------------- ------------ ------------ -------------
GROSS PROCEEDS                                  10,000,000   20,000,000    35,000,000
---------------------------------------------- ------------ ------------ -------------
---------------------------------------------- ------------ ------------ -------------
NET PROCEEDS (AFTER OFFERING                     9,465,000   18,965,000    33,215,000
EXPENSES AND 5% FEE)
---------------------------------------------- ------------ ------------ -------------
---------------------------------------------- ------------ ------------ -------------
choozmail Sales & Marketing                      4,500,000   10,500,000    21,000,000
(TV, radio and written campaigns)
---------------------------------------------- ------------ ------------ -------------
---------------------------------------------- ------------ ------------ -------------
Customer support for choozmail                   1,500,000    2,500,000     3,500,000
subscriber
---------------------------------------------- ------------ ------------ -------------
---------------------------------------------- ------------ ------------ -------------
Administrative Expenses,                         3,000,000    2,500,000     3,000,000
 Including Salaries
---------------------------------------------- ------------ ------------ -------------
---------------------------------------------- ------------ ------------ -------------
Hardware and  Infrastructure                     1,465,000    3,465,000     5,715,000
(computers, networking, third party license)
---------------------------------------------- ------------ ------------ -------------


SELLING STOCKHOLDERS
The following table presents information regarding the selling stockholders, Cornell Capital Partners, L.P. and Monitor Capital Inc. A description of each selling shareholder's relationship to us and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.


Selling stockholder                     Shares  * Percentage of      Registered    Shares to be   * Percentage of
                                  beneficially      Outstanding    shares to be     sold in the       outstanding
                                         owned           Shares        acquired        offering            shares
                                        before     Beneficially       under the                      beneficially
                                      offering     owned before          equity                       owned after
                                                   Offering (1)    distribution                      Offering (1)
                                                                      agreement
------------------------------------------------------------------------------------------------------------------
Cornell Capital Partners, L.P.
101 Hudson Street                      268,182              2.5      16,252,748      16,520,930             60.5%
Suite 3606
Jersey City, NY 07302

Monitor Capital Inc.                         0                0           4,566           4,566                 *
9171 Towne Centre Drive
Suite 465
San Diego, CA 92122

Industrial Consultants                 130,000                *               0         130,000                 *
Janet Murdock
1896 Stoneybrooke Court
Mississauga, Ontario
Canada L5L 3W2

Richard S. Lane                        130,000                *               0         130,000                 *
200 East 71st Street
Suite 7C
New York, NY 10021
Issuer's Shareholders               10,522,936             97.5               0      10,522,936             38.5%

* Less than 1%, based on 10,522,936 shares of stock outstanding as of January 31,2005.

Except for Luiz A. Brasil, Luiz O. Brasil and Jose Gustavo Brasil, all of whom are Directors of the Issuer, and are respectively the CEO, President, and Secretary Treasurer of the Issuer (the shares held by each of them are subject to Rule 144 under the Securities Act of 1933), none of the selling stockholders have held a position or office, or had any other material relationship with us:

CORNELL CAPITAL PARTNERS, L.P. is the investor under the standby equity distribution agreement. All investment decisions of Cornell Capital Partners, L.P., are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, LLC,, makes the investment decisions on behalf of Yorkville Advisors, LLC. Mr. Angelo does not have voting control over the shares beneficially owned by Cornell Capital Partners, L.P. Cornell Capital Partners, L.P., acquired all shares being registered in this offering in a financing transaction with us. This transaction is explained below:

STANDBY EQUITY DISTRIBUTION AGREEMENT. In July 2005, we entered into an standby equity distribution agreement with Cornell Capital Partners, L.P. Pursuant to the standby equity distribution agreement, we may, at our discretion, periodically sell to Cornell Capital Partners, L.P., shares of common stock for a total purchase price of up to $35,000,000. For each share of common stock purchased under the standby equity distribution agreement, Cornell Capital Partners, L.P., will pay us 98% of the lowest volume weighted average price of the our common stock as quoted on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. We may request advances under the standby equity distribution agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners, L.P., has advanced $35,000,000 or two years after the effective date of the accompanying registration statement, whichever occurs first. We may request an advance every five trading days. The maximum amount per advance is $500,000 and the maximum aggregate advance during any 30 day period is $2,000,000. The amount available under the standby equity distribution agreement is not dependent on the price or volume of our common stock. Cornell Capital Partners, L.P., may not own more than 9.9% of our outstanding common stock at any time. We are registering 27,035,684 shares in this offering which may be issued under the standby equity distribution agreement. In addition, we engaged Monitor Capital Inc., a registered broker-dealer, to advise us in connection with the standby equity distribution agreement. For its services, Monitor Capital Inc., will receive 4,566 shares of our common stock. These shares are being registered in this offering.

DETERMINATION OF OFFERING PRICE
The price at which the shares may actually be sold will be determined by the market price of the common stock as of the date of sale as defined in the standby equity distribution agreement.

STANDBY EQUITY DISTRIBUTION AGREEMENT

SUMMARY
In July 2005, we entered into a standby equity distribution agreement with Cornell Capital Partners, L.P. Pursuant to the standby equity distribution agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $35,000,000. For each share of common stock purchased under the standby equity distribution agreement, Cornell Capital Partners, L.P., will pay 98% of the lowest volume weighted average price of the our common stock as quoted on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC.

STANDBY EQUITY DISTRIBUTION AGREEMENT EXPLAINED
Pursuant to the standby equity distribution agreement, we may periodically sell shares of common stock to Cornell Capital Partners, L.P., to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount.

We cannot predict the actual number of shares of common stock that will be issued pursuant to the standby equity distribution agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. For example, we would need to issue 11,904,761 shares of common stock in order to raise the maximum amount of $35,000,000 under the equity distribution agreement at a purchase price of $2.94 (i.e., 98% of a recent stock price of $3.00).

Our obligation to issue shares upon receipt of an advance pursuant to the standby equity distribution agreement is essentially limitless, although under the terms of the agreement Cornell Capital Partners, L.P., may not own more than 9.9% of our outstanding common stock at any time. The common stock to be issued under the standby equity distribution agreement will be issued at a 2% discount to the market price as defined in the agreement. The following is an example of the amount of shares of our common stock issuable in connection with an advance of $3.00 under the standby equity distribution agreement, based on five day weighted average price at July 11th 2005 and market prices 25%, 50% and 75% below the five day weighted average price as of July 11th 2005, which was $3.00:


---------------------- ------------------- ------------------- ------------------- ------------------------------
Market or % Below      Price per Share     With 2% discount    Number of Shares    Percentage of Current Issued
Market                                                         Issuable            and Outstanding Common Stock
---------------------- ------------------- ------------------- ------------------- ------------------------------
---------------------- ------------------- ------------------- ------------------- ------------------------------
At Market              $3.00               $2.94               11,904,761          52%
---------------------- ------------------- ------------------- ------------------- ------------------------------
---------------------- ------------------- ------------------- ------------------- ------------------------------
25%                    $2.75               $2.205              15,873,015          59%
---------------------- ------------------- ------------------- ------------------- ------------------------------
---------------------- ------------------- ------------------- ------------------- ------------------------------
50%                    $1.50               $1.47               23,809,523          68.3%
---------------------- ------------------- ------------------- ------------------- ------------------------------
---------------------- ------------------- ------------------- ------------------- ------------------------------
75%                    $0.75               $0.735              47,619,047          118%
---------------------- ------------------- ------------------- ------------------- ------------------------------

We are registering a total of 16,252,748 shares of common stock for the sale under the standby equity distribution agreement. The issuance of shares under the equity distribution agreement may result in a change of control. That is, up to 16,252,748 shares of common stock could be issued under the standby equity distribution agreement. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of us by electing its or their own directors. This could happen, for example, if Cornell Capital Partners sold the shares purchased under the standby equity distribution agreement to the same purchaser.

Proceeds used under the standby equity distribution agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

We expect to incur expenses of approximately $35,000 consisting primarily of professional fees incurred in connection with this registration. In addition, Cornell Capital Partners will retain 5% of each advance. In addition, we issued 4,566 shares of common stock to Monitor Capital Inc., a registered broker-dealer, as a placement agent fee. We also issued a total of 260,000 shares to two selling stockholders.

If Nitar is required to issue more then 16,252,748 common shares to raise the required 35 million dollars we will file a new registration statement.

PLAN OF DISTRIBUTION
The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of our common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the standby equity distribution agreement. As an underwriter of the distribution agreement common stock, Cornell Capital Partners, L.P. is subject to the same restrictions as any underwriter, including the prospectus delivery requirements of Section 5(b)(2) of the Securities Act and the applicable restrictions of Regulation M, with respect to short selling activities. Cornell Capital Partners, L.P. and Monitor Capital Inc. have agreed that they will not, and that they will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to our common stock. Cornell Capital Partners, L.P., will pay 98% of the lowest volume weighted average price of the our common stock as quoted on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The 98% discounted price is comprised of an agreement that Cornell Capital Partners, L.P., will pay 98% of the lowest volume weighted average price of the our common stock as quoted on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date plus retain 5% of the proceeds received by us under the standby equity distribution agreement. The 5% discount is an underwriting discount. In addition, we have engaged Monitor Capital Inc., a registered broker-dealer, to advise us in connection with the standby equity distribution agreement. For its services, Monitor Capital Inc., received 4,566 shares of our common stock.

Cornell Capital Partners, L.P., was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners, L.P., is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners, L.P., does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners, L.P., and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $35,000, as well as retention of 5% of the gross proceeds received under the standby equity distribution agreement. In addition, we engaged Monitor Capital Inc., a registered broker-dealer, to advise us in connection with the standby equity distribution agreement. For its services, Monitor Capital Inc., received 4,566 shares of our common stock.

DESCRIPTION OF PROPERTY
Nitar's headquarters and administrative offices which consist of 1,000 sq. feet are located at 3950 Worthview Place, Mississauga, Ontario, Canada L5N 6S7. Its operations and marketing functions are administered from the same location. The existing office location is owned by the President of Nitar and there are no other tenants. The lease has been filed as an exhibit to this filing. All Servers are located at MCI which maintain a Secure Data Facility. The hosting contract with MCI (formally WorldCom) has been filed as an exhibit to this filing

NITAR OWNS NO PROPERTY.
We believe that our facilities are adequate to meet our current needs. However, as we begin to implement our business plan, we will need to locate our headquarters office space. We anticipate such facilities are available to meet our development and expansion needs in existing and projected target markets for the foreseeable future. Our offices are in good condition and are sufficient to conduct our operations.

We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS
There are no legal proceedings of anytime pending against the Company at this present time.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This SB-2 Filing contains forward-looking statements about Nitar Tech. Corp.'s business, financial condition and prospects that reflect management's assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our management's assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, Nitar Tech. Corp's actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our services, our ability to expand our customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict. When used in this Report, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, although there may be certain forward-looking statements not accompanied by such expressions.

The information presented here should be read in conjunction with Nitar Tech. Corp's financial statements and related notes for the fiscal year ended July 31, 2005, and for the three months ended October 31, 2005.

GENERAL

From 1995 to the end December 1999 Luiz O. Brasil and Jose Gustavo Brasil operated as sole proprietors developing Internet Technology to enhance productivity for various clients. In January 2000, Luiz and Gustavo Brasil jointly transferred their technology into Labtech Systems Inc., a corporation registered in the Province of Ontario, Canada. By December of 2003, Labtech had two (2) lines of business operational; System Consulting (Customized Software Design, Development) and an Internet Based Administration Product - DynamicHub, a web administration suite of products to assist businesses with the management of their Internet application (e-commerce/web site) solutions. Since 2001, Labtech has been designed, developed, tested and implemented choozmail. Currently over 30,000 nonpaying subscriber have been beta testing choozmail.

On July 22, 2004, Nitar entered into an agreement with Labtech whereby Nitar exchanged 7,030,000 of its shares for all of Labtech's issued and outstanding stock. As part of this agreement Labtech transferred and assigned to Nitar all of its products and existing consulting contracts.

We will focus our growth in launching choozmail and enhance the awareness and subscriptions. The Consulting Services and DynamicHub lines of business will be maintained at their current levels with minimum growth expected.

choozmail is fully developed, implemented and tested. In April 2005, Nitar retained the services of Marketing Solutions Ltd. of Toronto, NITAR's Agency of Record (AOR), to produce and air an Infomercial (DRTV - Direct Response Television Commercial). This infomercial will address the dangers that email and chat communications pose to children of all ages and will clearly demonstrate that today, parents can do little to control or alleviate these risks. For more information on children safety please visit the web site WWW.SAFEKIDS.COM/CHILD_SAFETY.HTM.

The primary infomercial will be 28 minutes and 30 seconds in duration also other shorter versions will be made available and aired nationally on an ongoing basis. Further, to support this brand-building campaign, we anticipate other media to be utilized to maximize choozmail exposure. This may include, but not be limited to, radio, out-of-home (outdoor), magazine and Internet advertising. In July 2005, we entered into a standby equity distribution agreement with Cornell Capital Partners, L.P. Pursuant to the standby equity distribution agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $35,000,000 over a 24-month period. These funds will be used primarily for marketing campaigns of choozmail.

RESEARCH AND DEVELOPMENT
The Company does not foresee the need for any research and development expense in the next three to five years of a major rewrite of the DynamicHub or choozmail core program platforms. The focus will continue to be on providing the service offerings with continuous features and minor upgrades to maintain a competitive advantage for the Company and keep current and potential competitors one step behind the industry standard which will be held by the Company. The strategy will be for the Company to invest no less than 2% of its gross revenues over the next three to five years to provide new features, continuous refinements and additional modules to its current core programs. The Company views such investment in product maintenance as strategically important. This investment in maintenance is scheduled to commence as early as mid-year fiscal 2006, no later than the start of fiscal 2007. This investment in maintenance will be treated as period expenses and reflected in the Statement of Operations as cost of revenues, as opposed to capitalized costs to be amortized on the Balance Sheet as the investment is viewed by the Company as maintenance rather than as major software revisions or program platform rebuilds. Again, the timing of investment in maintenance is dependent upon the investor financing providing the capital to do so. However, currently, the Company's two core developers have been providing minor feature upgrades over the last eighteen months to provide state-of-the-art service offerings as soon as funding has been secured. Our focus will be in launching choozmail to the market and achieving a substantial number of paying subscribers. If our marketing strategy for choozmail does not bring a substantial number of subscribers and yearly renewals Nitar will have difficulties in becoming profitable even continue viable.


RESULTS OF OPERATIONS


THREE MONTH PERIOD ENDED OCTOBER 31, 2005 COMPARED TO THE SAME PERIOD ENDED OCTOBER 31, 2004


REVENUES


During the three months ended October 31, 2005 the Company generated $82,819 in revenue from the sale of consulting and software licensing fees versus $28,951 in revenue from systems consulting and software licensing fees in the same three month period ended October 31, 2004. From a revenue source perspective, the vast majority of this revenue was systems consulting related, $69,312 or 84% of total revenues, while DynamicHub related revenue $13,507 or 16% of total revenues. In the three months ended October 31, 2004, $12,168 or 42% of revenue was generated from systems consulting work and DynamicHub revenues were $16,783 or 58% of total revenues. In both current and prior year period there were no licensing fees generated by the choozmail(C) product line. Revenues for choozmail are anticipated to commence shortly after investor financing has been secured, timeline anticipated to be early 2nd Quarter of fiscal 2006.


During the first quarter of 2005 the revenue increase over the prior year was a direct result of increased focus on generating increased revenues from Systems Consulting opportunities. This increase was generated by existing manpower capacity. Additional growth from Systems Consulting can be achieved before additional manpower will be required. The main reason for the enhanced focus is to generate as much cash flow as possible in order to maintain minimal break-even cash flow in order to continue operations until such time as the Company can successfully complete investment financing which will allow it to execute the full marketing and promotion necessary to materially grow the DynamicHub and choozmail(C) product lines.


COST OF REVENUES


Cost of revenues for the three month period ended October 31, 2005 were $45,997, which consisted of fees paid to consulting services staff of $37,875. In the period ended October 31, 2004, cost of revenues was $25,774 and consisted of the same cost elements. The principal cost of revenue items in the first quarter of 2004 consisted of fees paid to consulting services staff of $20,970. The primary drivers for the overall increase in cost-of-revenues for the three months ended October 31, 2005, versus the three months ended October 31, 2004, were due to increased consulting fees of $16,905 increased internet service provider costs of $1,653.The reason for the increase in consulting fees for the three months ended October 31, 2005, was due to the full-time nature of the consultants in the current quarter versus the part-time hire of consultants for the three months ended October 31, 2004. The overall cost of sales for the quarter ended October 31, 2005, is expected to remain relatively stable for the balance of the year, or unless the Company can generate investment funding which would materially affect and significantly increase.


SALES AND MARKETING


Total sales and marketing expenses for the three months ended October 31, 2005 were $25,228 versus $3,273 in the three months ended October 31, 2004. The major reason for the increase was due to increased travel requirements to South America and the United States in order to meet with clients and promote the product lines.


GENERAL AND ADMINISTRATIVE


In the three months ended October 31, 2005, general and administrative expenses were $32,375 versus $14,875 for the three month period ended October 31, 2004. The main variance is attributed to increased legal and accounting fees. Legal and accounting expenses for the three months ended October 31, 2005 were $15,391, were higher than the $1,576 recorded in the three months ended October 31, 2004. The expenses incurred in the first quarter of fiscal 2006 reflect primarily the increase requirements for SEC registration and other consulting fees incurred for financing initiatives.

DEPRECIATION AND AMORTIZATION

Our depreciation and amortization for the three months ended October 31, 2005 vs. the three months ended October 31, 2004 increased from $25,846 to $27,483. The three months ended October 31, 2004 indicates the commencement of amortization of software development costs that had been capitalized in each of the previous four fiscal years ended July 31, 2003, July 31, 2002, and July 31, 2001. Amortization was deemed to commence given the fact that the main service offering, choozmail, had completed development and beta testing requirements and was available for sale on our website.

OTHER INCOME/EXPENSES


In the quarter ended October 31, 2005, the Company expended $494 in financial interest which was lower than the $995 expensed in the first quarter ended October 31, 2004 due to the reduced balance of the bank overdraft.


INCOME TAXES

During the three month period ended October 31, 2005, we incurred a benefit from income taxes of $12,189 as compared to the three months ended October 31, 2004 where we also incurred a benefit for income taxes of $10,453. This change of $1,736 was the result of operating losses generated during the current year and the difference between amortization methods of software development costs between tax and book.

NET LOSS


The Company recorded a net loss for the three months ended October 31, 2005 of $36,569 versus a net loss of $31,359 for the same period in the previous year.


LIQUIDITY AND CAPITAL RESOURCES


At October 31, 2005, the Company's need for cash included satisfying $38,972 of current liabilities, which consisted of accounts payable and accrued liabilities of $26,574, bank indebtedness in the form of a bank overdraft of $6,844, and deferred taxes payable of $5,554. At October 31, 2005, the Company had a working capital deficiency of $31,290. The Company did have available to it additional bank overdraft access of approximately $34,000.


Our ability to continue as a going concern is dependent on the Company's ability to raise additional funding from expansion of our bank facility, an equity injection, and increased sales revenue. At October 31, 2005, the Company had cash deficit of $6,844. In addition, certain shareholders have also supported the Company by foregoing salaries and expense reimbursement from time-to-time or converting shareholders loans to equity. While there is no legal commitment for them to do so, the Company believes that certain shareholders will continue to support the Company in a similar manner.


The Company anticipates that its cash needs over the next 12 months will be met by primarily from a combination of profits, available bank overdraft, and investment funding.


If the Company is unable to obtain additional funding sources of debt and equity capital, then the failure to obtain this funding will have a material adverse effect on the Company's business and this may force the Company to reorganize, or to reduce the cost of all operations to a lower level of expenditure which may have the effect of reducing the Company's expected revenues and net income in 2006.


RESULTS OF OPERATIONS
YEAR ENDED JULY 31, 2005 VS. THE YEAR ENDED JULY 31, 2004.

REVENUES
Our revenues for the year ended July 31, 2005 increased 76.16% from $162,242 at July 31, 2004 to $285,812. The increase was due to the increase in demand of consulting services provided by the Company to customers. The increase in consulting revenues was offset by a decrease in software licensing fees revenue of $29,564 from $97,595 at July 31, 2004 to $68,031. The decrease in software licensing fees revenue was due to our emphasis change form marketing DynamicHub to choozmail.

For the twelve month period ended July 31, 2005, the revenue increase over the prior year was a direct result of increased focus on generating increased revenues from Systems Consulting opportunities. This increase was generated by existing manpower capacity. Additional growth from Systems Consulting can be achieved before additional manpower will be required. The main reason for the enhanced focus is to generate as much cash flow as possible in order to maintain minimal break-even cash flow in order to continue operations until such time as the Company can successfully complete investment financing which will allow it to execute the full marketing and promotion necessary to materially grow the DynamicHub and choozmail(C) product lines.

COST OF REVENUES
Our cost of revenues for the year ended July 31, 2005 was $138,570 compared to $44,881 for the year ended July 31, 2004. The increase of $93,689 of cost of revenues was the direct result of the increase in consulting revenue generated. The primary cost represents almost entirely consulting fees paid out for the related revenue generated for the relative fiscal periods.

SALES AND MARKETING
Sales and Marketing expenses increased $33,894 from $532 for the year ended July 31, 2004 to $34,426 for the year ended July 31, 2005. This increase was because of the increased costs in advertising & promotion to change over to Nitar Tech. Corp. corporate logo, printed literature and changes to the corporate web-site.

GENERAL AND ADMINISTRATIVE
Our general and administrative expenses for the year ended July 31, 2005 vs. the year ended July 31, 2004 increased 13.25%, or $8,433, from $63,630 to $72,063 due to the increase of professional fees, specifically increases in accounting, auditing and legal fees.

DEPRECIATION AND AMORTIZATION
Our depreciation and amortization for the year ended July 31, 2005 vs. year ended July 31, 2004 increased from $2,098 to $105,471 due to the commencement of amortization in the current year of software development costs that had been capitalized in each of the previous four fiscal periods. Amortization was deemed to commence given that fact that the main service offering, choozmail, had completed development and beta testing requirements and was available for sale on our website.

OTHER INCOME/EXPENSES
Our interest expense decreased 4.59% from $4,294 to $4,097 for the years ending July 31, 2005 and 2004, respectively. This decrease was because of increases in the company's working capital and increased revenues, which in turn reduced the bank indebtedness significantly from prior year.

INCOME TAXES
During the year ended July 31, 2005, we incurred a benefit from income taxes of $35,260 as compared to the year ended July 31, 2004 where we incurred a provision for income taxes of $15,843. This change of $51,103 was the result of operating losses generated during the current year and the difference between amortization methods of software development costs between tax and book.

NET LOSS
Accordingly, for the year ended July 31, 2005, we incurred a net loss of $105,790 vs. a net income of $38,811 for the year ended July 31, 2004. The majority of the increase in net loss was driven by software development costs that had been capitalized in prior fiscal years and are now being amortized for the current fiscal period. The amortization of software development costs that were expensed in the current year was $103,850. In the prior fiscal year, consulting expenses for software development costs in the amount of $109,451 were capitalized.

LIQUIDITY AND CAPITAL RESOURCES
At July 31, 2005, the Company had current assets and liabilities totaling $15,851 and $28,224, respectively, this resulted in a working capital deficit of $12,373. Currently, its significant shareholders are financing the Company's operations. The Company has incurred a net loss during the current fiscal year of $105,790 but does not anticipate this to continue into future fiscal years. The major focus in the Fiscal 2006 year and until investment financing has been secured will be a concerted effort by the Company's two core developers to more intensely solicit systems consulting opportunities from both, mining new opportunities from existing clients, to soliciting net new customers. This will increase cash in-flows while maintaining expenditures at historical levels as no new employee(s) will be required - the increased capacity to support these increased sales initiatives in place with the existing manpower. As well, discretionary spending will be curtailed primarily in travel and entertainment, and cancelled new computer equipment rentals, which will assist in conserving cash to support the in-going entity status of the Company. None of the reduction in expenditures is expected to negatively affect the Company and its current and forecasted revenue streams as the capacity is currently in place with existing manpower and computer infrastructure, respectively.

In order to become profitable, we will still need to secure additional debt or equity funding. We hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, the offering may not raise enough for the required amount of funding. There are no preliminary or definitive agreements or understandings with any party for such financing. We cannot predict when, if ever, that will happen.

NEED FOR ADDITIONAL FINANCING
The Company does not have sufficient capital to meet its short-term and long-term cash needs in terms of its ability to execute the formal business plan it has created for the next three to five years. Our plans in this regard are to seek loans, debt, or equity financings to cover both short-term and long-term cash needs to continue operations and expansion. Although the Company cannot accurately predict the precise timing of its future capital expenditures, the Company estimates that it will need to expend over $5,000,000, primarily for launching the infomercial segment of a focused and targeted sales and marketing campaign to enhance the subscription sales of choozmail to the general public, and general and administrative and operating expenses. This capital will be provided by Cornell Partners L.P., and these funds will be sufficient to satisfy all of the capital requirements of the Company for a time period no greater than the next twelve months from date of receipt. There is no assurance that such additional funds will be available to the Company on acceptable terms, if at all. No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to the Company to allow it to cover operational expenses. Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. We have not generated any revenue and we require additional funds to satisfy our future operations. We believe that actions presently taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern. However, in the absence of additional capital investment, the Company will be unable to fully market and promote its service offerings. The Company will be able to provide whatever marketing initiatives it will be able to organically finance primarily through its systems consulting efforts. The Company is placing greater emphasis on its two core software developers to solicit additional systems consulting opportunities to increase revenues and provide internal cash flow to maintain its operations as depicted in its previous two fiscal years and its on-going concern status. The primary focus is to preserve current cash in-flows by curtailing any and all discretionary expenditures, primarily travel and eliminating and incremental new computer equipment, in a concerted effort to maximize all existing computer hosting capacity and bandwidth. Our ability to achieve these objectives cannot be determined at this time. If we are unsuccessful in our endeavors, we may be forced to cease operations, to develop another line of business, to finance our operations through the sale of any assets we have, or to enter into the sale of stock for additional capital, none of which may be feasible when needed. The Company has no specific management ability, financial resources, or plans to enter any other business as of this date.

From the aspect of whether we can continue toward the business goal of acquisition and development of enhanced products, we may use all of our available capital without generating a profit.

The effects of inflation have not had a material impact on our operations, nor is it expected to in the immediate future. In addition, there has been no change in our internal control over financial reporting during the most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

CRITICAL ACCOUNTING POLICIES

Critical accounting policies are those that require application of management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.


Our significant accounting policies are described in Note 1 to the Financial Statements. Not all of these significant accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following accounting policies are deemed to be critical by our management.

USE OF ESTIMATE
The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.

SOFTWARE DEVELOPMENT COSTS
The Company accounts for the costs of software to be marketed in compliance with Statement of Financial Accounting Standards No. 86, "Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed." Software development costs are expensed as incurred until technological feasibility of the product is established. Once technological feasibility is achieved, direct production costs (including labor directly associated with the development projects), indirect costs (including allocated fringe benefits, payroll taxes, facilities costs, and management supervision), and other direct costs (including costs of outside consultants, purchased software to be included in the software product being developed, travel expenses, material and supplies, and other direct costs) are capitalized until the product is available for general release to customers. The Company amortizes capitalized costs on a product-by-product basis. Amortization for each period is the greater of the amount computed using
(i) the straight-line basis over the estimated product life (generally from 36 to 60 months), or (ii) the ratio of current revenues to total projected product revenues. The Company capitalized $0 and $100,476 of software development costs for the years ending July 31, 2005 and 2004, respectively.

SFAS No. 2, Accounting for Research and Development Costs, established accounting and reporting standards for research and development. In accordance with SFAS No. 2, costs we incur to enhance our existing products after general release to the public (bug fixes) are expensed in the period they are incurred and included in research and development costs. Research and development costs incurred prior to determination of technological feasibility and marketability and after general release to the public and charged to expense were $0 for the years ended July 31, 2005 and 2004, respectively.

The Company currently has available for general release to customers two products. The first product developed by the Company was DyanmicHub, which was fully developed in 1998 and fully amortized by December 31, 2003. All of the Company's licensing fee revenue was from the selling of licenses for DyanmicHub. The second product developed by the Company was Choozmail, which was fully developed on August 1, 2004 and available for general release to customers on their website. However, the Company has not actively pursued selling the product and is waiting on the commercial rollout of the product pending additional financing. As of July 31, 2005, the Company has not sold any licenses for Choozmail.

The Company periodically reviews the carrying value of capitalized software development costs. Impairments are recognized in the results of operations when the expected future undiscounted operating cash flow derived from the capitalized software is less than its carrying value. No charges for impairment were required in the years ending July 31, 2005 and 2004, respectively.

REVENUE RECOGNITION
Substantially all of the Company's revenues are derived from two primary sources: licensing of software and providing professional services. The Company sells its software products DynamicHub and Choozmail through non-cancelable licensing agreements. The software licensing agreements and the Company's professional services have been accounted for under revenue recognition principles in accordance with the guidance provided by Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." Under SAB No. 104, generally the Company recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) the seller's price to the buyer is fixed or determinable, and
(4) collectibility is reasonably assured. In addition, the Company has applied the provisions of the Emerging Task Force ("EITF") No. 00-03, "Application of AICPA SOP No. 97-2 to Arrangements that Include the Right to Use Software Stored on Another Entity's Hardware," to the Company's software licensing agreements.

The Company's DynamicHub licensing agreements with customers generally include a software license, which includes use of software and hosting services and professional services, as described below. DynamicHub license agreements are sold on one-month license agreements where the service period starts at the beginning of the month and the customers are billed on the first day of the service period.

The Company's Choozmail licensing agreements with customers only includes a software license. Choozmail license agreements are sold on twelve-month licensing agreements, the service period starts once the payment is processed. Revenue on the twelve-month licensing agreements are recognized ratably over the twelve-month service period. As of July 31, 2005, no Choozmail licensing agreements have been entered into.

Professional services revenue consists of fees charged for product set-up and training and consulting services. Product set-up and training fees are included in the DynamicHub license agreements are recognized into professional service revenue in accordance with EITF 00-21 "Revenue Arrangements with Multiple Deliverables," based upon verifiable, objective evidence of the fair values of each accounting unit. Product set-up and training fees occur during initial purchase of the DynamicHub license agreement and the product set-up and training services occur within a couple of days of the beginning of the service period of the license agreement. Consulting services revenue is recognized on a percentage of completion basis, generally representing time spent relative to total estimated time. The consulting service engagements the Company enters into are generally completed within one month. Provisions for estimated losses on contracts, if any, are recorded when identifiable. As of July 31, 2005 and 2004, no provisions for estimated losses or work-in-process have been recorded.

FOREIGN CURRENCY TRANSLATION
The functional currency of the Company is the local currency where the Company operates. The financial statements of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. The income and cash flow statements amounts have been translated using the weighted average exchange rate for the year. Foreign currency cash flows are translated at the weighted average rate of exchange in effect during the period due to the minimal fluctuation in the currency exchange rates during the period. Management believes that substantially the same results would be derived if foreign cash flows were translated at the rates in effect at the time of the cash flows

Accumulated net translation adjustments have been reported separately in Other Comprehensive Income in the financial statements. Foreign currency translation adjustments resulted in losses of $28,880 and $14,222 for the years ending July 31, 2005 and 2004, respectively. Foreign currency transaction losses resulting from exchange rate fluctuations on transactions denominated in a currency other than the functional currency totaled approximately $2,246 and $0 in the years ending July 31, 2005 and 2004, respectively, and are included in General and Administrative Expenses in the accompanying consolidated statement of operations.

RECENT ACCOUNTING PROUNCEMENTS
In December 2004, FASB issued SFAS 153, "Exchanges of Non monetary Assets- an amendment to APB Opinion No. 29". This statement amends APB 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. Adoption of this statement is not expected to have a material impact on our results of operations or financial condition.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended July 31, 2006. The Company is currently evaluating the impact of SFAS 154 on its financial statements.

CONTROLS AND PROCEDURES
The Corporation maintains disclosure controls and procedures designed to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the specified time periods. As of the end of the period covered by this report, the Corporation's Chief Executive Officer and Chief Financial Officer evaluated the effectiveness of the Corporation's disclosure controls and procedures. Based on the evaluation, which disclosed no significant deficiencies or material weaknesses, the Corporation's Chief Executive Officer and Chief Financial Officer concluded that the Corporation's disclosure controls and procedures are effective as of the end of the period covered by this report. There were no changes in the Corporation's internal control over financial reporting that occurred during the Corporation's most recent fiscal year end that have materially affected, or are reasonably likely to materially affect, the Corporation's internal control over financial reporting.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

--------------------------------- ----------------------------------- ----------
     NAME                         POSITION                               AGE
--------------------------------- ----------------------------------- ----------
--------------------------------- ----------------------------------- ----------
Luiz Augusto Brasil               Chief Executive Officer and
                                  Chairman of the Board of Directors      73

--------------------------------- ----------------------------------- ----------
--------------------------------- ----------------------------------- ----------
Luiz Octavio Brasil               President and Director                  44

--------------------------------- ----------------------------------- ----------
--------------------------------- ----------------------------------- ----------
Jose Gustavo Brasil               Secretary, Treasurer and Director       42

--------------------------------- ----------------------------------- ----------

The following is a brief summary of the business experience of the foregoing.

LUIZ AUGUSTO BRASIL, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE
BOARD OF DIRECTORS
Mr. Luiz A. Brasil is a graduate of Massachusetts Institute of Technology (M I T
- USA 1962) with a Masters of Science degree in Electrical Engineering and a BA from the University of Sao Paulo Brazil (1960). He is a Member of the American Institute of Electrical and Electronics Engineers as well is a Member of the Regional Council of Professional Engineers - BRAZIL .From 1968 to 1974 he hold the position of Chief of the unit of Applied Sciences of the Department of Scientific Affairs of the Organization of American States,(OAS) at Washington.-DC.-USA.. From 1975 to 1978 he was Superintendent of the International Affairs at CNPq the National Council for Science and Technology of Brazil. From 1978 to 1982, Mr. Brasil was the President and Director of COENCISA a Data Communications Industry which manufactured modems in Brasilia, From 1983 to 1987 he was Vice President and CEO of SERPRO, a Federal Data Processing Service and System Development of Brazil, with more than 20,000 employees, and responsible for all data processing activities in the financial area of the Federal Government of Brazil. From 1987 to 1994 he became Marketing Director for MICROLAB a Hard Disc Manufacture in Rio de Janeiro. He became the principal shareholder and President in AMBERDON SISTEMAS LTD, Rio de Janeiro,Brazil in 1995 which is a Joint Venture between Amberdon Sistemas and Amberdon Consulting Ltd. from Toronto-Canada, a Insurance Software House. From 1995 to 2003 he was senior advisor for a Brazilian Government Agency (FINEP), responsible for finance scientific and Technological projects to Universities and Industrials Companies. Currently is CEO of Nitar Tech. CORP. Mr. Luiz Augusto Brasil owns 500,000 Common Shares of the company stock.

LUIZ O. BRASIL, PRESIDENT AND DIRECTOR
Obtained Bachelor's Degree in Economics Science - Centro Educacional Univercitario de Brasilia advanced studies in Computer System Modeling - SERPRO. From 1991 to 1995 as a consultant managed, developed and implemented several applications in the insurance, manufacturing and financial markets industry encompassing e-Commerce, e-Business and CRM solutions in Canada, USA, Australia, New Zealand and Brazil. In1996 founded Labtech Technology that was incorporated in 2000 and became its President.. Currently is President and Director of Nitar Tech. CORP. Mr. Luiz O. Brasil owns 2,000,000 shares of the company stock.

JOSE GUSTAVO BRASIL,  SECRETARY, TREASURER AND DIRECTOR
Obtained Bachelor's Degree in Economics Science - Centro Educacional Univercitario - Brasilia, Brazil and Computing Professional NOOSR, Sydney, Australia. From 1992 to 1995 was senior system analyst /manager with Origin Technology Pty Ltd. in Sydney Australia. In 1996 founded Labtech Technology that was incorporated in 2000 and became Vice-President. of Technology. Currently is Secretary Treasurer/Director of Technology of Nitar Tech. Corp. Mr. Jose Gustavo Brasil owns 2,000,000 shares of the company stock.

FAMILY RELATIONSHIPS
Luiz Augusto Brasil - CEO is the father of Luiz O Brasil - President and Director, and of Jose Gustavo Brasil - Secretary, Treasurer and Director.

EXECUTIVE COMPENSATION
From inception to date, we have not paid any compensation to our officers and directors. BOARD COMPENSATION Our directors do not receive cash compensation for their services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the ownership, as of November 1, 2004, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

----------------------------- --------------------------------- ----------------
NAME OF BENEFICIAL OWNER      AMOUNT OF BENEFICIAL OWNER SHIP   PERCENTAGE (1)
----------------------------- --------------------------------- ----------------
----------------------------- --------------------------------- ----------------
Luiz Octavio Brasil           2,000,000                         19.72%
----------------------------- --------------------------------- ----------------
----------------------------- --------------------------------- ----------------
Jose Gustavo Brasil           2,000,000                         19.72%
----------------------------- --------------------------------- ----------------
----------------------------- --------------------------------- ----------------
E-Cap Ventures (2)            1,800,000                         17.74%
----------------------------- --------------------------------- ----------------
----------------------------- --------------------------------- ----------------
Luiz A. Brasil                500,000                             4.93%
----------------------------- --------------------------------- ----------------

(1) This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 10,522,936 shares of common stock outstanding as of July 31, 2005

(2) The beneficial owners are : Michael Diamond, Jessica L. Diamond, Michal Esther Diamond, Shirley Diamond, Morris Diamond, Suzanne Luxenberg, Stephany Luxenberg, Amy Luxenberg, Rachelle Sukenik, Shira Sukenik, Dovid Sukenik, Josef Sukenik, Shraga Sukenik.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In connection with the Company's checking account, the Company has a bank overdraft protection loan available. The bank overdraft protection loan is personally guaranteed by two principal shareholders of the Company, Luis O. Brasil and Gustavo Brasil. The maximum amount that can be drawn is approximately $40,000. The interest rate is charged on a monthly basis and charged against the average balance that is overdrawn with the rate being the Canadian prime lending rate plus 0.25%.

During the years ended July 31, 2005 and 2004, Luiz Octavio Brasil and Jose Gustavo Brazil contributed their services to the Company. The Company imputed the value of their contributed services at market rates for July 31, 2005 and July 31, 2004, in the amounts of $62,510 and $30,276, respectively. The contributed services were expensed with general and administrative expenses and an addition to Additional-Paid-In-Capital. In addition, the Company rented office space from Luiz Octavio Brasil on a month-to-month basis for $14,497 and $11,098 during the years ended July 31, 2005 and 2004. For the three months ended October 31, 2005, the Company imputed the contributed services of Luiz Octavio Brasil and Jose Gustavo Brazil to be an amount of $12,311.

Advances from Stockholder are advances and payments from Luiz A. Brasil. The note is unsecured and contain no formal repayment terms; however interest amounting to $647 and $877 at July 31, 2005 and 2004, respectively, has been imputed in the accompanying consolidated financial statements. Advances from Shareholder at July 31, 2005 and 2004 were $500 and $28,245, respectively. For the three months ended October 31, 2005, interest expense was $6, and the balance owed to shareholder, Luis A. Brasil was $520.

The Company engages the consulting services of Kanak Consulting and Next Technology. Luiz Octavio Brasil and Jose Gustavo Brazil are principle stockholders of Kanak Consulting and Next Technology. The related parties charge market rates to the Company, and in return, earn consulting fees for the Company inclusive of professional consulting and software development. The total amounts invoiced to the Company by Kanak Consulting and Next Technologies for the three months ending October 31, 2005 and 2004, respectively, are as follows:

----------------------------------------------- ------------- -------------
Three Months Ended October  31,                        2005          2004
----------------------------------------------- ------------- -------------

Consulting Fees:
Kanak Consulting                                   $ 15,736       $ 9,575
Next Technology                                      20,455        10,607
----------------------------------------------- ------------- -------------
----------------------------------------------- ------------- -------------
                                                    $36,191      $ 20,182
Total Related Party Fees
----------------------------------------------- ------------- -------------

The total amounts invoiced to the Company by Kanak Consulting and Next Technologies for the years ending July 31, 2005 and 2004, respectively, are as follows:

----------------------------------------------- -------------------------
Twelve Months Ended July 31,                           2005        2004
----------------------------------------------- -------------------------

Consulting Fees:
Kanak Consulting                                   $ 42,980    $ 45,412
Next Technology                                      52,802      40,172
----------------------------------------------- -------------------------
----------------------------------------------- -------------------------
                                                    $95,782    $ 85,584
Total Related Party Fees
----------------------------------------------- -------------------------

DESCRIPTION OF THE SECURITIES
We are currently authorized to issue 50,000,000 shares of US$0.001 par value common stock. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting. Holders of our shares of common stock do not have cumulative voting rights.

Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of shares of common stock are entitled to participate pro-rata in a distribution of assets available for such distribution to shareholders. There are no conversion, preemptive or other subscription rights or privileges with respect to any shares.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Our stock became listed on the Pink Sheets under the symbol "NCHP" in February 2005.

High and Low Sales Prices for each quarter within the last two quarters.*

                                       HIGH                       LOW
                                (Price per Share $)        (Price per Share $)

                            *         June 05    3.75             2.20
                            *    September 05    2.20             0.97

The quotations reflect inter-dealer prices, without mark-up, mark-down or commission and may not represent actual transactions.

HOLDERS
The number of recorded holders of the Company's common stock as of January 31, 2005 is approximately 1086.

PENNY STOCK CONSIDERATIONS
Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

     2 Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
     3 Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
     4 Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and
     5 Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

DIVIDENDS
We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts as the board of directors deems relevant.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
As authorized by Section 145 of the Delaware General Corporation Law, a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or contemplated action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding have no reasonable cause to believe the person's conduct was unlawful.

Under Delaware corporation law, a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liability under section 145.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Nitar pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL PROCEEDINGS
NEITHER NITAR OR ANY OF ITS OFFICERS OR DIRECTORS ARE A PARTY TO ANY MATERIAL, LEGAL PROCEEDING OR LITIGATION, AND SUCH PERSONS KNOW OF NO MATERIAL, LEGAL PROCEEDING EITHER CONTEMPLATED OR THREATENED.

LEGAL MATTERS
The validity of the shares of common stock offered by us will be passed upon by Richard S. Lane, Attorney at Law, New York, NY.

EXPERTS On September 19, 2005, our Board of Directors appointed Rotenberg & Co. LLP to replace George Parselias, C.G.A., C.M.A. as our independent accountants. There have been no disagreements on accounting and financial disclosures during the past two years through the date of this prospectus. Prior to their appointment, we did not consult with Rotenberg & Co. LLP on any matters related to accounting or the type of opinion they may issue.

The previous auditor resigned from his relationship with the Company on August 30, 2005 as he was not registered with the Public Company Accounting Oversight Board (PCAOB). The decision to change auditors was tabled and approved by the Company's Board of Director's on August 30th, 2005.

The reports of George Parselias C.G.A, C.M.A. on our financial statements for the years ended July 31, 2004 and 2003 did not contain an adverse, qualified or disclaimer of opinion. While George Parselias C.G.A, C.M.A. was engaged by the Company, there were no disagreements with George Parselias C.G.A, C.M.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with respect to the Company, which disagreements if not resolved to the satisfaction of George Parselias C.G.A, C.M.A. would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Company's financial statements for the fiscal years ended July 31, 2004 and 2003.

INTEREST OF NAMED EXPERTS AND COUNSEL
The financial statements of Nitar Tech. Corp, Inc. for the fiscal year ended July 31, 2005, and July 31, 2004, incorporated herein have been so incorporated in reliance upon the report of Rotenberg & Co. LLP., an independent certified public accountant, given upon its authority as an expert in auditing and accounting. Our Security Council is Mr. Richard S. Lane, Attorney at Law, New York, NY. He was not retained on a contingent basis.

AVAILABLE INFORMATION
We are not required to deliver an annual report to our security holders and we do not intend to do so. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Nitar, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.








         THE REMAINING PORTION OF THIS PAGE WAS INTENTIONALLY LEFT BLANK



                         NITAR TECH CORP. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                       October 31, 2005, and July 31, 2004

                                                                            (UNAUDITED)
                                                                             31-OCT-05   31-Jul-05
                                                                           ------------ ----------

                                     ASSETS
CURRENT ASSETS
        Cash and Cash Equivalents                                          $     --     $      585
        Accounts Receivable - Net of Allowance for Doubtful Accounts
                                                                                4,313        6,710
        Prepaid Expenses
                                                                                3,369        4,875
        Deferred Tax Asset
                                                                                 --          3,681

                                                                           ----------   ----------
TOTAL CURRENT ASSETS                                                       $    7,682   $   15,851

        Property and Equipment - Net of Accumulated Depreciation
                                                                                5,035        5,180
        Software Development Costs - Net of Accumulated Amortization          410,776
                                                                                           421,441
        Deferred Financing Costs                                              613,408
                                                                                           590,000

                                                                           ----------   ----------
TOTAL ASSETS                                                               $1,036,901   $1,032,472
                                                                           ==========   ==========

                                    LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
        Bank Overdraft                                                     $    6,844   $     --
        Accounts Payable & Accrued Liabilities                                 26,574
                                                                                            28,224
        Deferred Tax Liability
                                                                                5,554         --

                                                                           ----------   ----------
TOTAL CURRENT LIABILITIES                                                  $   38,972   $   28,224
OTHER LIABILITIES
        Deferred Tax Liability                                             $   16,661   $   36,880
        Shareholder Advances
                                                                                  520          500

                                                                           ----------   ----------
TOTAL LIABILITIES                                                          $   56,153   $   65,604
SHAREHOLDERS' EQUITY
        Common Stock, $0.001 par value 50,000,000 shares authorized
                  - 11,051,118 shares issued and outstanding               $   11,051   $   11,051
        Additional Paid In Capital                                            847,925
                                                                                           835,500
        Retained Earnings                                                      20,714
                                                                                            57,283
        Accumulated Comprehensive Income                                      101,058
                                                                                            63,034

                                                                           ----------   ----------
TOTAL SHAREHOLDERS' EQUITY                                                 $  980,748   $  966,868

                                                                           ----------   ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                 $1,036,901   $1,032,472
                                                                           ==========   ==========


 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS




                         NITAR TECH CORP. AND SUBSIDIARY
          CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS - (UNAUDITED)
        For the Three Months Ended October 31, 2005 and October 31, 2004

                                                           THREE MONTHS ENDED OCTOBER 31,
                                                                2005            2004
                                                           ------------    ------------

NET REVENUES:
         Consulting                                        $     69,312    $     12,168
         Software Licensing Fees
                                                                 13,507          16,783

                                                           ------------    ------------
         TOTAL NET REVENUES                                $     82,819    $     28,951

 COST OF REVENUES AND OPERATING EXPENSES:
         Cost of Revenues                                  $     45,997    $     25,774
         Sales and Marketing
                                                                 25,228           3,273
         General and Administrative
                                                                 32,375          14,875
         Depreciation and Amortization
                                                                 27,483          25,846

                                                           ------------    ------------
         TOTAL COST OF REVENUES AND OPERATING EXPENSES     $    131,083    $     69,768

                                                           ------------    ------------
 OPERATING (LOSS) INCOME FROM OPERATIONS                   $    (48,264)   $    (40,817)

         Interest Expenses
                                                                    494             995

                                                           ------------    ------------
 (LOSS) INCOME BEFORE INCOME TAXES                         $    (48,758)   $    (41,812)

         (Benefit From) Provision for Income Taxes
                                                                (12,189)        (10,453)

                                                           ------------    ------------
 NET (LOSS) INCOME                                         $    (36,569)   $    (31,359)
                                                           ============    ============

 COMPREHENSIVE INCOME
         Foreign Currency Translation Income
                                                                 38,024           7,220

                                                           ------------    ------------
 TOTAL COMPREHENSIVE INCOME (LOSS)                         $      1,455    $    (24,139)
                                                           ============    ============

 Net (Loss) Income Per Share - Basic and Diluted           $       0.00    $      (0.00)
                                                           ============    ============

 Weighted Average Shares Outstanding - Basic and Diluted
                                                             11,051,118      10,522,936
                                                           ============    ============








 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS




                         NITAR TECH CORP. AND SUBSIDIARY
          CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS - (UNAUDITED)
            Three Months Ended October 31, 2005 and October 31, 2004

                                                        THREE MONTHS ENDED OCTOBER 31,
                                                             2005        2004
                                                           ---------   --------

CASH FLOWS FROM OPERATING ACTIVITIES:
          Net Income (Loss)                                $(36,569)   $(31,359)

          NON-CASH ADJUSTMENTS
                 Contributed Services by Shareholders
                                                             12,311      11,527
                 Depreciation and Amortization Expense
                                                             27,483      25,846

          CHANGES IN OPERATING ASSETS AND LIABILITIES
                 Accounts Receivable
                                                              2,639       1,684
                 Prepaid Expenses
                                                              1,684        --
                 Accounts Payable & Accrued Liabilities
                                                              4,121       3,434
                 Deferred Tax Liability
                                                            (12,189)    (11,165)

                                                           --------    --------
NET CASH FLOWS FROM OPERATING ACTIVITIES                   $   (520)   $    (33)
                                                           --------    --------

                                                           --------    --------
NET CASH FROM INVESTING ACTIVITIES                         $   --      $   --
                                                           --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:

          Advances from Shareholder
                                                           --------    --------
          Repayments to Shareholder
                                                               --           (40)

                                                           --------    --------
NET CASH FLOWS FROM FINANCING ACTIVITIES                   $   --      $    (40)
                                                           --------    --------

 EFFECT OF EXCHANGE RATE CHANGES ON
          CASH AND CASH EQUIVALENTS
                                                                (65)         (2)
                                                           --------    --------

NET CHANGE IN CASH AND CASH EQUIVALENTS                    $   (585)   $    (75)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD
                                                                585          75

                                                           --------    --------
CASH AND CASH EQUIVALENTS, END OF PERIOD                   $   --      $   --
                                                           ========    ========



SUPPLEMENTAL DISCLOSURES
                                                           --------    --------

         Interest Paid                                     $    494    $    995
         Income Taxes Paid                                 $   --      $   --
                                                           ========    ========

         NON-CASH INVESTING AND FINANCING ACTIVITIES:
         Contributed Services by Shareholders              $ 12,311    $ 11,527
                                                           ========    ========


 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS

                        NITAR TECH. CORP. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
              For the Three Months Ending October 31, 2005 and 2004


1.   GENERAL

     The accompanying unaudited financial statements include all adjustments of a normal and recurring nature which, in the opinion of Company's management, are necessary to present fairly the Company's financial position as of October 31, 2005 and the results of its operations and cash flows for the three months ended October 31, 2005 and 2004.


     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These condensed financial statements should be read in conjunction with the financial statements and related notes contained in the Company's Form SB-2 to the Securities and Exchange Commission for the year ended December 31, 2004.


     The results of operations and cash flows for the three months ended October 31, 2005 are not necessarily indicative of the results to be expected for the full year's operation.


2.   RECENT ACCOUNTING PRONOUNCEMENTS

     In December 2004, FASB issued SFAS 153, "Exchanges of Nonmonetary Assets-an amendment to APB Opinion No. 29". This statement amends APB 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. Adoption of this statement is not expected to have a material impact on our results of operations or financial condition.

     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended July 31, 2006. The Company is currently evaluating the impact of SFAS 154 on its financial statements.


3.   RELATED PARTY TRANSACTIONS

     During the three months ended October 31, 2005 and 2004, principal stockholders of the Company contributed their services and rented office space to the Company. The Company imputed the value of their contributed services and the rental of office space at market rates in the amounts of $12,311 and $11,527, respectively. The contributed services and rental of office space were expensed with general and administrative expenses and an addition to Additional-Paid-In-Capital.

     Advances from Stockholders' are advances and payments from principal stockholders of the Company. The notes are unsecured and contain no formal repayment terms; however interest amounting to $6 and $219 for the three months ended October 31, 2005 and 2004, respectively, have been imputed in the accompanying consolidated financial statements. Advances from Shareholders' at October 31, 2005 and July 31, 2005 were $520 and $500, respectively.

     The Company engages the consulting services of Kanak Consulting and Next Technology. Principal stockholders of the Company are principal stockholders of Kanak Consulting and Next Technology. The related parties charge market rates to the Company, and in return, earn consulting fees for the Company inclusive of professional consulting and software development. The total amounts invoiced to the Company by Kanak Consulting and Next Technologies for the three months ending October 31, 2005 and 2004, respectively, are as follows:

                        NITAR TECH. CORP. AND SUBSIDIARY
                        Notes to the Financial Statements
                   For the Years Ending July 31, 2005 and 2004

------------------------------------------------ -------------- ---------------
Three Months Ending October 31,                          2005            2004
------------------------------------------------ -------------- ---------------

Consulting Fees:
         Kanak Consulting                            $ 15,736         $ 9,575
         Next Technology                               20,455          10,607
------------------------------------------------ -------------- ---------------
------------------------------------------------ -------------- ---------------
                                                      $36,191        $ 20,182
Total Related Party Fees
------------------------------------------------ -------------- ---------------


4.   BUSINESS SEGMENTS AND OTHER REVENUE INFORMATION

     The Company operated in two principal business segments. The Company's reportable business segments are the selling of computer software licensing agreements for their internet-based software products and computer software professional services consulting practice. In addition, the Company reports certain administrative activities under the corporate segment. The Company evaluates segment performance based on net income (loss). The Company's revenues were from external customers; no transactions between segments were recorded in the amounts shown in the following schedule.

-------------------                --------------   ----------    ------------   ------------
THREE MONTHS ENDING                  SOFTWARE                                        TOTAL
OCTOBER 31, 2005                   LICENSING FEES   CONSULTING      CORPORATE    CONSOLIDATED
-------------------                --------------   ----------    ------------   ------------
Revenues                            $    13,507    $    69,312    $      --      $    82,819
Cost of Revenues                         (6,900)       (39,097)          --          (45,997)
Sales and Marketing                     (25,228)          --             --          (25,228)
General and Administrative               (1,346)          --          (31,029)       (32,375)
Depreciation and Amortization           (27,136)          --             (347)       (27,483)
Interest Expense                             --           --             (494)          (494)
(Benefit From) Provision for
Income Taxes                            (11,776)         7,555         (7,968)       (12,189)
---------------------------------   -----------    -----------    -----------    -----------

NET INCOME (LOSS)                   $   (35,327)   $    22,660    $   (23,902)   $   (36,569)
---------------------------------   -----------    -----------    -----------    -----------

CAPITAL EXPENDITURES                $      --      $      --      $      --      $      --
---------------------------------   -----------    -----------    -----------    -----------

TOTAL ASSETS                        $   410,776    $      --      $   626,125    $ 1,036,901
---------------------------------   -----------    -----------    -----------    -----------


-------------------                --------------   ----------    ------------   ------------
THREE MONTHS ENDING                  SOFTWARE                                        TOTAL
OCTOBER 31, 2004                   LICENSING FEES   CONSULTING      CORPORATE    CONSOLIDATED
-------------------                --------------   ----------    ------------   ------------
Revenues                            $    16,783    $    12,168    $      --      $    28,951
Cost of Revenues                         (3,866)       (21,908)          --          (25,774)
Sales and Marketing                      (3,273)          --             --           (3,273)
General and Administrative               (1,785)          --          (13,090)       (14,875)
Depreciation and Amortization           (25,406)          --             (440)       (25,846)
Interest Expense                           --             --             (995)          (995)
(Benefit From) Provision
for Income Taxes                         (4,387)        (2,435)        (3,631)       (10,453)
---------------------------------   -----------    -----------    -----------    -----------

NET INCOME (LOSS)                   $   (13,160)   $    (7,305)   $   (10,894)   $   (31,359)
---------------------------------   -----------    -----------    -----------    -----------

CAPITAL EXPENDITURES                $      --      $      --      $      --      $      --
---------------------------------   -----------    -----------    -----------    -----------

TOTAL ASSETS                        $   502,772    $      --      $    23,178    $   525,950
---------------------------------   -----------    -----------    -----------    -----------




Revenues from one customer were $69,312 or 84% of the Company's total revenues for the three months ending October 31, 2005. Revenues from four customers during the three months ending October 31, 2004 were approximately $21,821 or 75%. All of the Company's revenues were from Canada and the United States. Revenues from Canada and the United States for the three months ending October 31, 2005 were $70,484 and $12,335, respectively. For the three months ending October 31, 2004, revenues from Canada and the United States were $2,359 and $26,592, respectively. Revenues are attributed to countries based on the location of the customers. All long lived assets and liabilities of the Company are located in Canada.

Consolidated financial statements as of July 31, 2005

REPORT OF INDEPENDENT  REGISTERED  PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Nitar Tech Corp. and Subsidiary
3950 Worthview Place Unit 2
Mississauga, Ontario, Canada L5N 657

We have audited the accompanying consolidated balance sheets of Nitar Tech Corp. and Subsidiary as of July 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Nitar Tech Corp. and Subsidiary as of July 31, 2005 and 2004, and the results of its consolidated operations and its consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 10 to the accompanying consolidated financial statements, the Company has restated its consolidated financial statements for the year ended July 31, 2004.











/s/ ROTENBERG & CO., LLP
------------------------
Rotenberg & Co. LLP
Rochester, New York
November 3, 2005



                         NITAR TECH CORP. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                             July 31, 2005 and 2004




                                                                            (Restated)
                                                                              2005          2004
                                                                           -----------  ----------
                                                  ASSETS
CURRENT ASSETS
     Cash and Cash Equivalents                                             $      585   $       75
     Accounts Receivable - Net of Allowance for Doubtful Accounts
                                                                                6,710       16,883
     Prepaid Expenses
                                                                                4,875         --
     Deferred Tax Asset
                                                                                3,681         --
                                                                           ----------   ----------
TOTAL CURRENT ASSETS                                                       $   15,851   $   16,958

     Property and Equipment - Net of Accumulated Depreciation
                                                                                5,180        6,153
     Software Development Costs - Net of Accumulated Amortization
                                                                              421,441      485,084
     Deferred Financing Costs
                                                                              590,000         --
                                                                           ----------   ----------
TOTAL ASSETS                                                               $1,032,472   $  508,195
                                                                           ==========   ==========



                                   LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
     Bank Overdraft                                                        $     --     $   35,839
     Accounts Payable & Accrued Liabilities
                                                                               28,224       28,345
     Deferred Tax Liability
                                                                                 --         11,416
                                                                           ----------   ----------
TOTAL CURRENT LIABILITIES                                                  $   28,224   $   75,600

OTHER LIABILITIES
     Deferred Tax Liability                                                $   36,880   $   52,082
     Shareholder Advances
                                                                                  500       28,245
                                                                           ----------   ----------
TOTAL LIABILITIES                                                          $   65,604   $  155,927
                                                                           ----------   ----------

SHAREHOLDERS' EQUITY
     Common Stock, $0.001 par value 50,000,000 shares authorized
               - 11,051,118 and 10,522,936 shares issued and outstanding   $   11,051   $   10,523
     Additional Paid In Capital
                                                                              835,500      144,518
     Retained Earnings
                                                                               57,283      163,073
     Accumulated Comprehensive Income
                                                                               63,034       34,154
                                                                           ----------   ----------
TOTAL SHAREHOLDERS' EQUITY                                                 $  966,868   $  352,268
                                                                           ----------   ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                 $1,032,472   $  508,195
                                                                           ==========   ==========







 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS



                         NITAR TECH CORP. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   For the Years Ended July 31, 2005 and 2004



                                                                                                  Accumulated
                                                                     Additional                 Comprehensive      Total
                                           Number        Common       Paid In       Retained        Income      Stockholders'
                                         of Shares       Stock        Capital        Earnings     (Restated)       Equity
                                        -----------   -----------   -----------    -----------    -----------    -----------

BALANCE - JULY 31, 2003 (RESTATED)      $     7,030   $   108,799   $   124,262    $    19,932    $   260,023
                                                                                                                   7,030,000

Additional Common Stock Issued in
Connection with the Reorganization of     3,492,936         3,493         5,443           --             --            8,936
Labtech Systems Inc.

Contributed Services by Shareholders
                                               --            --          30,276           --             --           30,276

Net Income
                                               --            --            --           38,811           --           38,811

Foreign Currency Translation Income
                                               --            --            --             --           14,222         14,222
                                        -----------   -----------   -----------    -----------    -----------    -----------
BALANCE - JULY 31, 2004 (RESTATED)       10,522,936   $    10,523   $   144,518    $   163,073    $    34,154    $   352,268


Common Stock Issued in Exchange for
Services Rendered                           260,000           260        38,740           --             --           39,000

Common Stock Issued in Exchange of
Deferred Financing Costs                    268,182           268       589,732           --             --          590,000

Contributed Services by Shareholders
                                               --            --          62,510           --             --           62,510

Net Loss
                                               --            --            --         (105,790)          --         (105,790)

Foreign Currency Translation Income
                                               --            --            --             --           28,880         28,880
                                        -----------   -----------   -----------    -----------    -----------    -----------
BALANCE - JULY 31, 2005                  11,051,118   $    11,051   $   835,500    $    57,283    $    63,034    $   966,868

                                        ===========   ===========   ===========    ===========    ===========    ===========



















 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS



                         NITAR TECH CORP. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   For the Years Ended July 31, 2005 and 2004


                                                                            (Restated)
                                                                2005           2004
                                                            -----------    -----------

NET REVENUES:
            Consulting                                      $   217,781    $    64,647
            Software Licensing Fees
                                                                 68,031         97,595

                                                            -----------    -----------
            TOTAL NET REVENUES                              $   285,812    $   162,242

 COST OF REVENUES AND OPERATING EXPENSES:
            Cost of Revenues                                $   138,570    $    44,881
            Sales and Marketing
                                                                 34,426            532
            General and Administrative
                                                                144,318         55,783
            Depreciation and Amortization
                                                                105,471          2,098

                                                            -----------    -----------
            TOTAL COST OF REVENUES AND OPERATING EXPENSES   $   422,785    $   103,294

                                                            -----------    -----------
 (LOSS) INCOME FROM OPERATIONS                              $  (136,973)   $    58,948

            Interest Expense
                                                                  4,077          4,294

                                                            -----------    -----------
 (LOSS) INCOME BEFORE INCOME TAXES                          $  (141,050)   $    54,654

            (Benefit From) Provision for Income Taxes
                                                                (35,260)        15,843

 NET (LOSS) INCOME                                          $  (105,790)   $    38,811

 COMPREHENSIVE INCOME
            Foreign Currency Translation Income
                                                                 28,880         14,222

                                                            -----------    -----------
 TOTAL COMPREHENSIVE INCOME (LOSS)                          $   (76,910)   $    53,033
                                                            ===========    ===========

 Net (Loss) Income Per Share - Basic and Diluted            $     (0.01)   $      0.01
                                                            ===========    ===========

 Weighted Average Shares Outstanding - Basic and Diluted      7,096,805
                                                                            10,633,464
                                                            ===========    ===========




 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS



                         NITAR TECH CORP. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   For the Years Ended July 31, 2005 and 2004

                                                                       2005         2004
                                                                    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net Income (Loss)                                             $(105,790)   $  38,811
      NON-CASH ADJUSTMENTS
            Common Stock Issued in Connection with Reorganization
                  of Labtech Systems Inc.                                --          8,936
            Common Stock Issued in Exchange for Services Rendered
                  by Shareholders                                      39,000         --
            Contributed Services by Shareholders                       62,510       30,276
            Depreciation and Amortization Expense                     105,471        2,098
            Bad Debt Expense                                            4,957        5,200

      CHANGES IN OPERATING ASSETS AND LIABILITIES
            Accounts Receivable                                         6,504      (20,403)
            Prepaid Expenses                                           (4,805)        --
            Accounts Payable & Accrued Liabilities                     (2,527)       9,649
            Deferred Tax Liability                                    (35,259)      15,843
                                                                    ---------    ---------
NET CASH FLOWS FROM OPERATING ACTIVITIES                            $  70,061    $  90,410
                                                                    ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Cash Paid for Software Development                                 --       (100,132)
                                                                    ---------    ---------
NET CASH FROM INVESTING ACTIVITIES                                  $    --      $(100,132)
                                                                    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Net Repayment from Bank Indebtedness                            (38,369)      (2,014)
      Advances from Shareholders                                        4,678       19,526
      Repayments to Shareholders                                      (34,424)      (7,789)
                                                                    ---------    ---------
NET CASH FLOWS FROM FINANCING ACTIVITIES                            $ (68,115)   $   9,723
                                                                    ---------    ---------
NET EFFECT OF EXCHANGE RATE CHANGES ON
      CASH AND CASH EQUIVALENTS                                        (1,436)           3
                                                                    ---------    ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS                             $     510    $       4
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                             75           71
                                                                    ---------    ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD                            $     585    $      75
                                                                    =========    =========

SUPPLEMENTAL DISCLOSURES
     Interest Paid                                                  $   4,077    $   4,294
     Income Taxes Paid                                              $    --      $    --
------------------------------------------------------------------------------------------
     NON-CASH INVESTING AND FINANCING ACTIVITIES:
     Common Stock Issued in Connection with Reorganization
           of Labtech Systems Inc.                                  $    --      $   8,936
     Common Stock Issued in Exchange for Services Rendered          $  39,000    $    --
     Common Stock Issued in Exchange of Deferred Financing Costs    $ 590,000    $    --
     Contributed Services by Shareholders                           $  62,510    $  30,276
------------------------------------------------------------------------------------------


 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS

                        NITAR TECH. CORP. AND SUBSIDIARY
                        NOTES TO THE FINANCIAL STATEMENTS
                   For the Years Ending July 31, 2005 and 2004

1.       INCORPORATION
         Nitar Tech. Corp., ("The Company") was formed on January 12, 2004, under the laws of the State of Delaware. On July 24, 2004, the Company acquired all of the outstanding shares of Labtech Systems Inc., (an Ontario Canada Corporation) in a reverse merger in exchange for approximately 67% of the outstanding stock of the Company. The Company had no operating activities prior to the reverse merger. Accordingly, Labtech Systems Inc. is considered the accounting acquirer under a reverse merger. The reverse merger transaction has been accounted for as a recapitalization of Labtech Systems Inc. Prior to the merger, Nitar Tech. Corp had no assets, liabilities or operations. Accordingly, the historical operations of Labtech Systems Inc. are presented in the accompanying financial statements as the historical operations of the Company for all periods presented. In addition, the assets and liabilities acquired by the Company were recorded at the historical cost of Labtech Systems Inc. The shareholders of Labtech Systems Inc. received 7,030,000 of common shares of Nitar Tech. Corp. in connection with the reverse merger. These shares are considered as if they were issued prior to July 31, 2003.

         The Company's operations include the selling of computer software licensing agreements for their internet-based software products and computer software professional services consulting practice. The Company maintains its offices in Mississauga, Ontario, Canada.


2.       SIGNIFICANT ACCOUNTING POLICIES
         a. PRINCIPLES OF CONSOLIDATION The consolidated financial statements include the accounts of Nitar Tech Corp. and its majority owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

         b.    METHOD OF ACCOUNTING
               The Company maintains its books and prepares its financial statements on the accrual basis of accounting.

         c.    USE OF ESTIMATES
               The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.

         d.    CASH AND CASH EQUIVALENTS
               Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

         e.    ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS
               The Company extends credit to its customers in the normal course of business and collateral is generally not required for trade receivables. Exposure to credit risk is controlled through the use of credit approvals, credit limits and monitoring procedures. Accounts receivable are reported net of an allowance for doubtful accounts. The Company estimates the allowance based on its analysis of specific balances, taking into consideration the age of the past due account and anticipated collections resulting from legal issues. An account is considered past due after thirty
               (30) days from the invoice date. Based on these factors, there was an allowance for doubtful accounts of $0 and $5,599 at July 31, 2005 and 2004, respectively. Changes to the allowance for doubtful accounts are charged to expense and reduced by charge-offs, net of recoveries.

         f.    PROPERTY, EQUIPMENT, AND DEPRECIATION
               Property and Equipment are presented at original cost, less accumulated depreciation. Depreciation is computed using the declining balance at the following annual rates for the following applicable asset classes:

               o   Computer Hardware         -     30% declining balance

               o   Furniture and Equipment   -     20% declining balance

               The cost of significant improvements to property and equipment are capitalized. Maintenance and repairs are charged to expense as incurred. Upon sale or retirement of property and equipment, the cost and related depreciation are eliminated from the accounts and any resulting gain or loss is recognized.

         G.    SOFTWARE DEVELOPMENT COSTS
               The Company accounts for the costs of software to be marketed in compliance with Statement of Financial Accounting Standards No. 86, "Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed." Software development costs are expensed as incurred until technological feasibility of the product is established. Once technological feasibility is achieved, direct production costs (including labor directly associated with the development projects), indirect costs (including allocated fringe benefits, payroll taxes, facilities costs, and management supervision), and other direct costs (including costs of outside consultants, purchased software to be included in the software product being developed, travel expenses, material and supplies, and other direct costs) are capitalized until the product is available for general release to customers. The Company amortizes capitalized costs on a product-by-product basis. Amortization for each period is the greater of the amount computed using (i) the straight-line basis over the estimated product life (generally from 36 to 60 months), or (ii) the ratio of current revenues to total projected product revenues. The Company capitalized $0 and $100,476 of software development costs for the years ending July 31, 2005 and 2004, respectively.

               SFAS No. 2, ACCOUNTING FOR RESEARCH AND DEVELOPMENT COSTS, established accounting and reporting standards for research and development. In accordance with SFAS No. 2, costs we incur to enhance our existing products after general release to the public (bug fixes) are expensed in the period they are incurred and included in research and development costs. Research and development costs incurred prior to determination of technological feasibility and marketability and after general release to the public and charged to expense were $0 for the years ended July 31, 2005 and 2004, respectively.

               The Company currently has available for general release to customers two products. The first product developed by the Company was DyanmicHub, which was fully developed in 1998 and fully amortized by December 31, 2003. All of the Company's licensing fee revenue was from the selling of licenses for DyanmicHub. The second product developed by the Company was Choozmail, which was fully developed on August 1, 2004 and available for general release to customers on their website. However, the Company has not actively pursued selling the product and is waiting on the commercial rollout of the product pending additional financing. As of July 31, 2005, the Company has not sold any licenses for Choozmail.

               The Company periodically reviews the carrying value of capitalized software development costs. Impairments are recognized in the results of operations when the expected future undiscounted operating cash flow derived from the capitalized software is less than its carrying value. No charges for impairment were required in the years ending July 31, 2005 and 2004, respectively.

         h.    DEFERRED FINANCING COSTS
               The Company amortizes deferred financing costs over the effective period of the financing. As of this September 30, 2005 the Company's effective period of financing has not started and the Company did not begin amortizing these capitalized fees.

         i.    INCOME TAXES
               The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities. This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment. Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carry forwards. Deferred income tax expense represents the change in net deferred assets and liability balances.

         j.    REVENUE RECOGNITION
               Substantially all of the Company's revenues are derived from two primary sources: licensing of software and providing professional services. The Company sells its software products DynamicHub and Choozmail through non-cancelable licensing agreements. The software licensing agreements and the Company's professional services have been accounted for under revenue recognition principles in accordance with the guidance provided by Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." Under

               SAB No. 104, generally the Company recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) the seller's price to the buyer is fixed or determinable, and (4) collectibility is reasonably assured. In addition, the Company has applied the provisions of the Emerging Task Force ("EITF") No. 00-03, "Application of AICPA SOP No. 97-2 to Arrangements that Include the Right to Use Software Stored on Another Entity's Hardware," to the Company's software licensing agreements.

               The Company's DynamicHub licensing agreements with customers generally include a software license, which includes use of software and hosting services and professional services, as described below. DynamicHub license agreements are sold on one-month license agreements where the service period starts at the beginning of the month and the customers are billed on the first day of the service period.

               The Company's Choozmail licensing agreements with customers only includes a software license. Choozmail license agreements are sold on twelve-month licensing agreements, the service period starts once the payment is processed. Revenue on the twelve-month licensing agreements are recognized ratably over the twelve-month service period. As of July 31, 2005, no Choozmail licensing agreements have been entered into.

               Professional services revenue consists of fees charged for product set-up and training and consulting services. Product set-up and training fees are included in the DynamicHub license agreements are recognized into professional service revenue in accordance with EITF 00-21 "Revenue Arrangements with Multiple Deliverables," based upon verifiable, objective evidence of the fair values of each accounting unit. Product set-up and training fees occur during initial purchase of the DynamicHub license agreement and the product set-up and training services occur within a couple of days of the beginning of the service period of the license agreement. Consulting services revenue is recognized on a percentage of completion basis, generally representing time spent relative to total estimated time. The consulting service engagements the Company enters into are generally completed within one month. Provisions for estimated losses on contracts, if any, are recorded when identifiable. As of July 31, 2005 and 2004, no provisions for estimated losses or work-in-process have been recorded.

         k.    ADVERTISING COSTS
               The Company expenses advertising costs as they are incurred. Advertising expenses for the year ended July 31, 2005 and 2004 were $17,939 and $532, respectively.

         l.    FINANCIAL INSTRUMENTS
               The Company's financial instruments consist of cash, accounts receivable, and accounts payable. It is management's opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value.

         m.    FOREIGN CURRENCY TRANSLATION
               The functional currency of the Company is the local currency where the Company operates (Mississauga, Ontario, Canada). The financial statements of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. The income and cash flow statements amounts have been translated using the weighted average exchange rate for the year. Foreign currency cash flows are translated at the weighted average rate of exchange in effect during the period due to the minimal fluctuation in the currency exchange rates during the period. Management believes that substantially the same results would be derived if foreign cash flows were translated at the rates in effect at the time of the cash flows.

               Accumulated net translation adjustments have been reported separately in Other Comprehensive Income in the financial statements. Foreign currency translation adjustments resulted in losses of $28,880 and $14,222 for the years ending July 31, 2005 and 2004, respectively. Foreign currency transaction losses resulting from exchange rate fluctuations on transactions denominated in a currency other than the functional currency totaled approximately $2,246 and $0 in the years ending July 31, 2005 and 2004, respectively, and are included in General and Administrative Expenses in the accompanying consolidated statement of operations.

         n.    EARNINGS PER SHARE
               Earnings per share of common stock are computed in accordance with SFAS No, 128, "Earnings per Share." Basic earnings per share are computed by dividing income or loss available to common shareholders by the weighted-average number of common shares outstanding for each period. Diluted earnings per share is the same as basic earnings per share since no common stock equivalents were outstanding for the years ending July 31, 2005 and 2004.

         o.    RECLASSIFICATIONS
               Certain amounts in the prior year financial statements have been reclassified to conform with the current year presentation.

         p.    RECENT ACCOUNTING PRONOUNCEMENTS

               o In December 2004, FASB issued SFAS 153, "Exchanges of Nonmonetary Assets- an amendment to APB Opinion No. 29". This statement amends APB 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. Adoption of this statement is not expected to have a material impact on our results of operations or financial condition.

               o In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. These requirements apply to all voluntary changes and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 is effective for fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended July 31, 2006. The Company is currently evaluating the impact of SFAS 154 on its financial statements.


3.   PROPERTY AND EQUIPMENT
     Property and equipment consisted of the following:

                                                                      (Restated)
July 31,                                                   2005           2004
--------------------------------------------------------------------------------
Computer Hardware                                        $22,662         $19,273
Furniture & Fixtures                                       5,871           4,941
--------------------------------------------------------------------------------
                                                         $28,533         $24,214
Less:  Accumulated Depreciation                           23,353          18,061
--------------------------------------------------------------------------------
Net Property and Equipment                               $ 5,180         $ 6,153
--------------------------------------------------------------------------------

Depreciation expense for the years ended July 31, 2005 and 2004 was $1,621 and $2,098, respectively.

4.   SOFTWARE DEVELOPMENT COSTS
Software development costs incurred during the years ended July 31, 2005 and 2004 were as follows:


July 31,                                                   2005           2004
                                                                      (Restated)
--------------------------------------------------------------------------------
Gross Software Development Costs                        $526,801        $485,084
Less: Accumulated Amortization                           105,360            --
--------------------------------------------------------------------------------
Net Software Development Costs                          $421,441        $485,084
--------------------------------------------------------------------------------

The Company recorded amortization of capitalized software development costs of $103,850 and $0 for the years ended July 31, 2005 and 2004, respectively. Estimated aggregate minimum amortization expenses for each of the next five years are as follows:

Year Ending: July 31,    2006         2007         2008        2009        2010

                       $105,360    $105,360     $105,360     $105,361     $  --

5.   BANK OVERDRAFT
     In connection with the Company's checking account, the Company has a bank overdraft protection loan available up to approximately $40,856 at July 31, 2005. The bank overdraft balance was $0 and $35,839 at July 31, 2005 and 2004, respectively. The interest rate on the bank overdraft protection loan is the Canadian prime rate plus 0.25%, which was 4.50% and 4.00% at July 31, 2005 and 2004, respectively. Interest expense for the years ended July 31, 2005 and 2004 was $3,430 and $3,417, respectively. The bank overdraft protection loan is personally guaranteed by two principal shareholders of the Company.

6.   RELATED PARTY TRANSACTIONS
     During the years ended July 31, 2005 and 2004, principal stockholders of the Company contributed their services to the Company. The Company imputed the value of their contributed services at market rates in the amounts of $62,510 and $30,276, respectively. The contributed services were expensed with general and administrative expenses and an addition to Additional-Paid-In-Capital. In addition, the Company rented office space from a principal stockholder on a month-to-month basis for $14,497 and $11,098 during the years ended July 31, 2005 and 2004.

     Advances from Stockholders' are advances and payments from principal stockholders of the Company. The notes are unsecured and contain no formal repayment terms; however interest amounting to $647 and $877 at July 31, 2005 and 2004, respectively, has been imputed in the accompanying consolidated financial statements. Advances from Shareholders' at July 31, 2005 and 2004 were $500 and $28,245, respectively.

     The Company engages the consulting services of Kanak Consulting and Next Technology. Principle stockholders of the Company are principle stockholders of Kanak Consulting and Next Technology. The related parties charge market rates to the Company, and in return, earn consulting fees for the Company inclusive of professional consulting and software development. The total amounts invoiced to the Company by Kanak Consulting and Next Technologies for the years ending July 31, 2005 and 2004, respectively, are as follows:

July 31,                                                 2005              2004
Consulting Fees:
        Kanak Consulting                               $42,980           $45,412
        Next Technology                                 52,802            40,172
--------------------------------------------------------------------------------
Total Related Party Fees                               $95,782           $85,584

7.   COMMON STOCK FOR SERVICES RENDERED
     During the year ended July 31, 2005, the Company issued 260,000 shares of common stock for consulting expenses. The shares were valued at the fair market value of the services provided which was $39,000.

8.   INCOME TAXES
     The consolidated provision for income taxes for the years ending July 31, 2005 and 2004, respectively, consists of the following:

Year Ended: July 31,                                       2005           2004
Current Tax Expense
        United States Tax Expense                       $   --          $   --
        Canadian Tax Expense                                --              --
--------------------------------------------------------------------------------
Deferred Tax (Benefit) Expense
        United States Tax Expense                       $   --          $   --
        Canadian Tax (Benefit) Expense                   (35,260)         15,843
--------------------------------------------------------------------------------
Income Tax (Benefit) Expense                            $(35,260)       $ 15,843
--------------------------------------------------------------------------------

     The provision for income taxes differs from that computed by applying the Canadian federal statutory rates to income before income tax expense, as indicated in the following analysis:

Year Ended: July 31,                                     2005             2004
Canadian Statutory Income Taxes at
        36% and 37%, respectively                      $(45,494)       $ 20,563
Application of the Canadian Small
  Business Deduction Credit                              10,234          (4,720)
--------------------------------------------------------------------------------
Income Tax (Benefit) Expense                           $(35,260)       $ 15,843
--------------------------------------------------------------------------------

A cumulative net deferred tax liability is included on the balance sheet. The components of the deferred tax liability at July 31, 2005 and 2004, respectively, are as follows:


Year Ended: July 31,                                        2005          2004
Current Deferred Tax Assets Consisted of:
         Net Operating Loss - Carryforwards               $ 15,974     $  5,945
        Deferred Tax Valuation Allowance                      --           --
--------------------------------------------------------------------------------
Total Current Deferred Tax Assets                           15,974
Current Deferred Tax Liabilities Consisted of:
           Difference in Amortization Methods of
                Software Development Costs                 (12,293)     (17,361)
--------------------------------------------------------------------------------
        Net Current Deferred Tax Asset (Liability)        $  3,681     $(11,416)
--------------------------------------------------------------------------------

     The noncurrent component of deferred income tax liability recognized in the balance sheets represents the difference in amortization methods of software development costs. Deferred liability income tax was $36,880 and $52,082 at July 31, 2005 and 2004, respectively.

     The Company has $63,898 of net operating loss carryforwards available as of July 31, 2005. The carryforwards expire in varying amounts in 2008 through 2015.

9.   STANDBY EQUITY DISTRIBUTION AGREEMENT
     In July 2005, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Under the Standby Equity Distribution Agreement ("SEDA"), the Company can require Cornell Capital Partners, L.P., through its general partner, Yorkville Advisors, LLC, to purchase up to $35,000,000 of its common stock over a two-year period. These funds can be drawn at the company's discretion based upon funding requirements, subject to an effective registration of the Company's shares with the SEC. The SEDA establishes what is sometimes termed an "equity line of credit" or an "equity draw-down facility." The $35,000,000 facility may be drawn-down upon by the Company in installments, the maximum amount of each of which is limited to $500,000 and is limited to $2,000,000 per month. For each share of common stock purchased under the SEDA, Cornell Capital Partners, L.P. will pay 98% of the lowest volume weighted average price ("VWAP") of the Company's shares during the five trading days following the Company's draw-down notice to Cornell Capital Partners, L.P. The VWAP that will be used in the calculation will be that reported by Bloomberg, LLC, a third-party reporting service. In general, the VWAP represents the sum of the value of all the sales of the Company's common stock for a given day (the total shares sold in each trade times the sales price per share of the common stock for that trade), divided by the total number of shares sold on that day.

     The Company is not obligated to draw down on the SEDA facility, but subsequent to the registration of the Company's common stock to be issued under the SEDA, and upon the satisfaction by the Company of normal conditions for this type of transaction, the Company has the right to require Cornell Capital Partners, L.P. to purchase its common shares under the SEDA, subject to the beneficial ownership limitations described elsewhere in this note. The registration statement for the shares issuable under the SEDA remains pending with the SEC. The Company cannot predict when, if ever, such registration statement will be declared effective.


     In connection with the EDA, the Company issued to Cornell Capital Partners, L.P. 268,182 shares of its common stock and paid a due diligence fee of $2,500. The Company is also committed to pay Cornell Capital Partners, L.P.

     an amount equal to 5% of each purchase of its common stock made by Cornell Capital Partners, L.P. under the SEDA. This additional fee has the effect of a lower purchase price paid by Cornell Capital Partners, L.P. for the Company's stock. The Company also paid Yorkville Advisors Management, LLC, the investment manager for Cornell Capital Partners, L.P., for legal expenses fee of $15,000, and on each sale under the SEDA, the Company will pay an additional structuring fee of $500 to Yorkville Advisors Management, LLC. Upon completion of the SEDA agreement, the Company issued to Cornell Capital Partners, L.P. shares of the Company's common stock in an amount equal to $590,000 divided by the closing bid price of the Company's common stock as quoted by Bloomberg, L.P. five days immediately following notice date. The Company valued the common shares issued to Cornell Capital Partners, L.P. at the fair market value on the dates of grant, or $2.19 per share. The commitment fee was deemed a deferred debt offering cost and is being amortized as a financing expense over the effective period of 24 months. As of this date the Company's registration was not yet declared effective and the Company did not begin amortizing the commitment fee.


     During the term of the SEDA, the Company's officers and directors have agreed not to sell any of their shares of the Company's common stock, except to the extent permitted under Rule 144. The number of shares of the Company's common stock issuable to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement is subject to a 9.9% cap on the beneficial ownership that Cornell Capital Partners, L.P. and its affiliates may have at the time of each installment (beneficial ownership is to be calculated in accordance with Section 13(d) of the Exchange Act).


     During the two years in which the Company can access the SEDA, without Cornell Capital Partners, L.P.'s consent, the Company cannot:

     1. Issue or sell shares of its common or preferred stock, or any warrant option or right to acquire shares of its common stock, without consideration or for a per share consideration less than the bid price for our shares on the date of issuance, or

     2.   File a registration statement on Form S-8.

10.  BUSINESS SEGMENTS AND OTHER REVENUE INFORMATION
     The Company operated in two principal business segments. The Company's reportable business segments are the selling of computer software licensing agreements for their internet-based software products and computer software professional services consulting practice. In addition, the Company reports certain administrative activities under the corporate segment. The accounting policies of the reportable business segments are the same as those described in Note 2: Significant Accounting Policies. The Company evaluates segment performance based on net income (loss). 75 The Company's revenues were from external customers; no transactions between segments were recorded in the amounts 71 shown in the following schedule.

                                                SOFTWARE
                                                LICENSING                                           TOTAL
FOR YEAR ENDING JULY 31, 2005                     FEES         CONSULTING       CORPORATE       CONSOLIDATED
-------------------------------------------------------------------------------------------------------------
Revenues                                     $    68,031      $   217,781      $      --        $   285,812
Cost of Revenues                                 (20,885)        (117,685)            --           (138,570)
Sales and Marketing                              (34,426)            --               --            (34,426)
General and Administrative                        (4,957)            --           (139,361)        (144,318)
Depreciation and Amortization                   (103,850)            --             (1,621)        (105,471)
Interest Expense                                    --               --             (4,077)          (4,077)
(Benefit From) Provision for Income Taxes         24,021          (25,025)          36,264           35,260
-------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                            $   (72,066)     $    75,071      $  (108,795)     $  (105,790)
-------------------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES                         $      --        $      --        $      --        $      --
-------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                 $   433,026      $      --        $   599,446      $ 1,032,472
-------------------------------------------------------------------------------------------------------------


                                      -43-


                                                SOFTWARE
                                                LICENSING                                           TOTAL
FOR YEAR ENDING JULY 31, 2004                     FEES         CONSULTING       CORPORATE       CONSOLIDATED
-------------------------------------------------------------------------------------------------------------
Revenues                                     $    97,595      $    64,647      $      --        $   162,242
Cost of Revenues                                 (19,125)         (25,756)            --            (44,881)
Sales and Marketing                                 (532)            --               --               (532)
General and Administrative                        (5,200)            --            (50,583)         (55,783)
Depreciation and Amortization                       --               --             (2,098)          (2,098)
Interest Expense                                    --               --             (4,294)          (4,294)
(Benefit From) Provision for  Income Taxes       (18,185)          (9,723)          12,065          (15,843)
-------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                            $    54,553      $    29,168      $   (44,910)     $    38,811
-------------------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES                         $   100,132      $      --        $      --        $   100,132
-------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                 $   502,467      $      --        $     5,728      $   508,195
-------------------------------------------------------------------------------------------------------------

     Revenues from two customers were $202,629 or 71% of the Company's total revenues for the year ending July 31, 2005. Revenues from two customers during the year ending July 31, 2004 were approximately $135,290 or 83%. All of the Company's revenues were from Canada and the United States. Revenues from Canada and the United States for the year ending July 31, 2005 were $66,528 and $219,284, respectively. For the year ending July 31, 2004, revenues from Canada and the United States were $153,100 and $9,142, respectively. Revenues are attributed to countries based on the location of the customers. All long-lived assets and liabilities of the Company are located in Canada.

11.  RESTATEMENT
     The Company has restated its financial statements for the year ended July 31, 2004 and 2003 due to a correction of two errors. One of the adjustments was due to the correction to the calculation of the foreign currency translation adjustment on assets of the Company. The second adjustment was due to a typo in the preparation of the statement of operations. The nature of the restatement and the effects are as follows:


                                                       AS                        AS
                                                    REPORTED      ADJUSTED    RESTATED
--------------------------------------------------------------------------------------
BALANCE SHEET AT JULY 31, 2004
  Total Assets                                      $ 469,199    $  38,996    $ 508,195
  Accumulated Comprehensive Income                  $  (4,842)   $  38,996    $  34,154

INCOME STATEMENT FOR THE YEAR ENDED JULY 31, 2004
  Net Income as reported                            $  47,747    $  (8,936)   $  38,811
  Comprehensive Income (Loss)                       $  (5,559)   $  19,781    $  14,222
--------------------------------------------------------------------------------------

                                                       AS                        AS
                                                    REPORTED      ADJUSTED    RESTATED
--------------------------------------------------------------------------------------
BALANCE SHEET AT JULY 31, 2003
  Total Assets                                      $ 355,148    $  19,215   $ 374,363
  Accumulated Comprehensive Income                  $     717    $  19,215   $  19,932

INCOME STATEMENT FOR THE YEAR ENDED JULY 31, 2003
  Comprehensive Income (Loss)                       $  (1,670)   $  25,208   $  23,538
--------------------------------------------------------------------------------------


     There were no changes to the net income or basic and diluted income per share for the years ended July 31, 2004 and 2003.

                                27,035,684 Shares

                                Nitar Tech. Corp.


                                  Common Stock

                                   PROSPECTUS




We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Issuer have not changed since the date hereof.


Until March__, 2006, (90 days after the date of this prospectus), all dealers that buy, sell or trade in our securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter with respect to its unsold allotment or subscription.


                The date of this prospectus is December___ , 2005


INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS
Paragraph Seventh of the Certificate of Incorporation of the Company provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
Article VI of the Company's Bylaws provides that each director and officer shall be indemnified by the Corporation against all costs and expenses actually and necessarily by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All expenses will be paid by Nitar.


                                                      AMOUNT (1)
                                                      ----------
SEC Registration fee                                 $  7,037.38
Blue Sky fees and expenses                              1,000.00
Printing and shipping expenses                          2,500.00
Legal fees                                             10,000.00
Transfer and Miscellaneous expenses                    14,462.62
Total (1)                                            $ 35,000.00

(1) All expenses, except SEC registration fees, are estimated.

RECENT SALES OF UNREGISTERED SECURITIES

As described in "The Offering" and "Selling Stockholders" elsewhere in this Registration Statement, in July 2005, in connection with the standby equity distribution agreement with Cornell Capital Partners, L.P., the Company issued 4,566 shares of common stock to Monitor Capital Inc., and 268,182 shares of common stock to Cornell Capital Partners, L.P. for its commitment fee. Two selling shareholders were each issued shares of common stock in exchange for services rendered, namely 120,000 to Richard S. Lane for legal services, and 140,000 to Industrial Consultants Inc. for consulting services.

As described in the prospectus summary "Our Company" on July 22, 2004 Nitar entered into an agreement with Labtech Systems Inc., ("Labtech", a Canadian Corporation) whereby Nitar exchanged 7,030,000 of its 10,522,936 issued and outstanding shares for all of Labtech's issued and outstanding common stock.

These shares were issued in reliance upon Section 4(2) of the 1933 Act in view of the following:

     1 None of these issuances involved underwriters, underwriting discounts or commissions.
     2    Restrictive legends are placed on all certificates issued.
     3    The distribution did not involve general solicitation or advertising.
     4 The distributions were offered and made only to accredited investors or investors who were believed to be sophisticated enough to evaluate the risks of the investment.


EXHIBITS

3.1     Articles of Incorporation of the Company

3.2     By-laws of the Company

4.1     Standby Equity Distribution Agreement,

4.2     Registration Rights Agreement

4.3     Escrow Agreement

4.4     Placement Agent Agreement

4.5     Irrevocable Transfer Agent Instructions

5.1     Richard S. Lane, Esq. Opinion and Consent

11.1   Calculations of Earnings per Share

23.1    Consent of Independent Auditors

23.3    Consent of legal counsel (see Exhibit 5.1)

UNDERTAKINGS.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.


The undersigned registrant hereby undertakes to:


(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:


     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

     (iv) Should significant changes occur at any time during the offering period, we will file a Post-Effective Amendment to this registration statement, and if such post-effective amendment does not go effective immediately, all selling activities will be suspended until such time as said post-effective amendment becomes effective. All persons to whom the prospectus has been sent will be furnished with a copy of the Post-Effective Amendment.


(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.


(3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the end of the offering.




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





Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Nitar pursuant to its Articles of Incorporation or provisions of the Delaware Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Mississauga, Ontario, Canada on December 1, 2005.


                                 NITAR TECH CORP.
                                 By: /s/ LUIZ AUGUSTO BRASIL
                                 ---------------------------
                                 Luiz Augusto Brasil, Chief Executive Officer


                                 NITAR TECH CORP.
                                 By: /s/ Luiz O. Brasil
                                 ----------------------
                                 Luiz O. Brasil, President and Director



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:



                   /s/
                   Luiz Augusto Brasil
                   Chief Executive Officer            Dated: December 1, 2005

                   Luiz O. Brasil
                   President and Director             Dated: December 1, 2005

                   Gustavo Brasil
                   Secretary, Treasurer, Principal Financial Officer, Principal
                   Accounting Officer and Director    Dated: December 1, 2005






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